UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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UNITY SOFTWARE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

PROXY STATEMENT

Unity®

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDERS OF UNITY SOFTWARE INC.:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Unity Software Inc., a Delaware corporation (“Unity” or the “Company”). The meeting will be held on Wednesday, June 5, 2024 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/U2024. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders, including our many international employees, around the world to attend the Annual Meeting, and provides cost savings for us and our stockholders. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting. If you would like to view the list, please email us at ir@unity3d.com.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
Meeting Date June 5, 2024

Meeting Time 10:00 a.m. PT

Meeting URL www.virtualshareholdermeeting.com/U2024

Unity Software Inc.

1.
To elect the four nominees for Class I directors named in the accompanying proxy statement to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is April 12, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

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NOTICE OF ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, June 5, 2024 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/U2024.

The proxy statement and annual report to stockholders are available at www.proxyvote.com

By Order of the Board of Directors,
Anirma Gupta
Senior Vice President, Chief Legal Officer and Corporate Secretary
Unity Software Inc.
San Francisco, CA
April 18, 2024

All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.

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QUESTIONS AND ANSWERS ABOUT
THESE PROXY MATERIALS AND VOTING
UNITY SOFTWARE INC.

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON WEDNESDAY, JUNE 5, 2024

We are providing you with these proxy materials because the Board of Directors of Unity Software Inc. (the “Board”) is soliciting your proxy to vote at Unity’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, June 5, 2024 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/U2024 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report, are being distributed and made available on or about April 18, 2024. As used in this Proxy Statement, references to “we,” “us,” “our,” “Unity” and the “Company” refer to Unity Software Inc. and its subsidiaries.

Q.	Why did I receive a notice regarding the availability of proxy materials on the internet?
A.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent most stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders who received a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

We intend to mail the Notice on or about April 18, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

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QUESTIONS AND ANSWERS

Q.	How do I attend the Annual Meeting?
A.
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/U2024. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Q.	Where can I get technical assistance?
A.	If you have difficulty accessing the meeting, please call the phone number listed at www.virtualshareholdermeeting.com/U2024.

Q.	For the Annual Meeting, how do I ask questions of management and the Board?
A.
We plan to have a Q&A session at the annual meeting. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/U2024. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting and as time permits.

Q.	If I miss the Annual Meeting, will there be a replay posted online?
A.	Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at investors.unity.com and remain for at least one year.

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QUESTIONS AND ANSWERS

Q.	Who can vote at the Annual Meeting?
A.
Only stockholders of record at the close of business on April 12, 2024 will be entitled to vote at the Annual Meeting. On this record date, there were 390,738,148 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2024 your shares were registered directly in your name with our transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 12, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions.

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QUESTIONS AND ANSWERS

Q.	How do I vote?
A.
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of selection of our independent registered public accounting firm and the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, you may vote “For” or “Against” or abstain from voting. The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If on April 12, 2024 your shares were registered directly in your name with Unity’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/U2024. You will be asked to provide the control number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
kTo vote using the proxy card that may have been delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
kTo vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2024 to be counted.
kTo vote through the internet in advance of the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2024 to be counted.

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QUESTIONS AND ANSWERS

Q.	How do I vote? (Continued)
A.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on April 12, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
We are holding the Annual Meeting online and providing online voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q.	What matters am I voting on?
A.
There are three matters scheduled for a vote:
kThe election of the four nominees for Class I directors named herein to serve until our 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”);
kRatification of selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 2”); and
kAdvisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (“Proposal 3”).

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QUESTIONS AND ANSWERS

Q.	What if another matter is properly brought before the meeting?
A.
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

Q.	How many votes do I have?
A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2024.

Q.	If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A.
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, and “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. This discretionary authority is granted by the execution of the form of proxy.

Q.	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
A.
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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QUESTIONS AND ANSWERS

Q.	Who is paying for this proxy solicitation?
A.
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	What does it mean if I receive more than one Notice?
A.
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q.	Can I change my vote after submitting my proxy?
A.
Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
kYou may submit another properly completed proxy card with a later date.
kYou may grant a subsequent proxy by telephone or through the internet.
kYou may send a timely written notice that you are revoking your proxy to Unity Software Inc., Attn: Corporate Secretary at 30 3rd Street, San Francisco, CA 94103. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
kYou may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

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QUESTIONS AND ANSWERS

Q.	When are stockholder proposals and director nominations due for next year’s annual meeting?
A.
With respect to proposals to be included in next year’s proxy materials, your proposal must be submitted in writing by December 19, 2024 to Unity Software Inc., Attn: Corporate Secretary, 30 3rd Street, San Francisco, CA 94103 and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws provide that your proposal must be submitted in writing between February 5, 2025 and March 7, 2025 to Unity Software Inc., Attn: Corporate Secretary, 30 3rd Street, San Francisco, CA 94103 and comply with the requirements in our amended and restated bylaws, provided, however, that if our 2025 Annual Meeting of Stockholders is held before May 6, 2025 or after July 5, 2025, then the proposal must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of (i) 90 days prior to the date of such meeting or (ii) if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us.

You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals, including director nominations.

Q.	How are votes counted?
A.
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal to ratify the selection of our independent registered public accounting firm, votes “For,” “Against” and abstentions; and with respect to the proposal regarding our named executive officer compensation, votes “For,” “Against,” abstentions and broker non-votes. A withhold vote will have no effect on the outcome of Proposal 1. Abstentions will have the same effect as “Against” votes for Proposal 2 and Proposal 3. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.

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QUESTIONS AND ANSWERS

Q.	What are “broker non-votes”?
A.
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. Proposal 2 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q.	How many votes are needed to approve each proposal?
A.
Proposal 1: For the election of directors, the four Class I nominees receiving the most “For” votes will be elected. “Withhold” votes and broker non-votes will have no effect. Only votes “For” will affect the outcome.
Proposal 2: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.
Proposal 3: Advisory approval of the compensation of our named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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QUESTIONS AND ANSWERS

Q.	What is the quorum requirement?
A.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of stock entitled to vote are present by remote communication at the meeting or represented by proxy. On the record date, there were 390,738,148 shares outstanding and entitled to vote. Thus, the holders of 195,369,075 shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum.
Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy may adjourn the meeting to another date.

Q.	How can I find out the results of the voting at the annual meeting?
A.
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes, designated as Class I, Class II and Class III, each of which has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has twelve members. There are four directors in the class whose term of office expires in 2024. If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All four of the nominees are current directors and, if elected, will be continuing their roles on the Board. Mr. Kostman and Ms. Lee have not previously been elected by our stockholders. As described below, Mr. Kostman’s candidacy was recommended by ironSource pursuant to the Merger Agreement (as defined below). Ms. Lee’s candidacy was recommended by our then Chief Executive Officer, Mr. Riccitiello. Our Nominating and Corporate Governance Committee has evaluated each of our director’s particular experience, qualifications, attributes and skills, and has recommended their respective nominations. In connection with its nomination of the slate of nominees for election at the Annual Meeting, the Board also considered and determined that Mr. Kostman’s service on two other public company boards of directors, including the board of directors of Outbrain Inc., where he serves as the chief executive officer, does not impair his ability to effectively serve on our Board.

Our policy is to strongly encourage directors and nominees for director to attend the Annual Meeting. Each of our then-current directors attended the 2023 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the shares present online at the meeting or represented by proxy and entitled to vote generally on the election of directors. Accordingly, the four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

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PROPOSAL ONE
CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING
The following is a brief biography of each nominee for election for a three-year term expiring at the 2027 annual meeting.

Roelof Botha

Since January 2003, Mr. Botha has served in various positions including as a Senior Steward, at Sequoia Capital, a venture capital firm, since 2007. From March 2000 to June 2003, Mr. Botha served in various positions at PayPal, Inc., a public online payments company, including as Chief Financial Officer. Mr. Botha currently serves on the boards of directors of 23andMe Holding Co., a personal genetics company, Block, Inc., a provider of payment processing and financial and marketing services, MongoDB, Inc., a cross-platform database program, Natera, Inc., a genetic testing company, as well as a number of privately-held companies. He previously served on the boards of Bird Global, Inc., an electric vehicle ridesharing company, and Eventbrite, Inc., a global platform for live experiences. Mr. Botha holds a B.S. in actuarial science, economics and statistics from the University of Cape Town and an M.B.A. from the Stanford University Graduate School of Business.
Mr. Botha was selected to serve on our Board due to his knowledge of the technology industry and experience serving on the boards of directors of public companies.

Age: 50
Board Member Since: 2009 & Chairman since 2023 Title: Senior Steward, Sequoia Capital

David Helgason

Mr. Helgason co-founded our company in 2004. He served as a member of our Board from July 2007 to June 2014, and was reappointed as a director in May 2015. From August 2004 to October 2014, Mr. Helgason served as our President and Chief Executive Officer. Mr. Helgason is a founding General Partner of Transition Global, a venture capital firm focused on solving the world’s climate crisis, where he has served since October 2021. From July 2016 to March 2021, Mr. Helgason served as a Partner at Nordic Makers General Partners ApS, an early-stage venture capital firm. Mr. Helgason serves on the board of several privately-held companies. Mr. Helgason studied physics, Arabic, and psychology at the University of Copenhagen from 1997 to 2001.
Mr. Helgason was selected to serve on our Board because of his significant knowledge of our company and his experience in the gaming and entertainment industries.

Age: 46
Board Member Since: 2007 Title: Founding General Partner, Transition Global

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PROPOSAL ONE

David Kostman

Mr. Kostman previously served on the board of ironSource from October 2014 until its merger with us. He is Chairman of the Board of Nice Ltd., a publicly traded software company, and a member of the board of Outbrain Inc. a public web recommendation platform, where he has also served as the Co-Chief Executive Officer since October 2017. He also is a member of the board of directors of a private company and is Chairman of AFNatal, a non-profit organization. Previously, he served as a member of the board of directors of publicly traded Retalix Ltd., which was acquired by NCR. Mr. Kostman was previously a Managing Director of Lehman Brothers, Chief Operating Officer and Chief Executive Officer of Delta Galil USA, a subsidiary of the publicly traded Delta Galil Industries Ltd., and President of the International Division and Chief Operating Officer of publicly traded VerticalNet Inc. Mr. Kostman began his career working in the Investment Banking Division of Lehman Brothers and also NM Rothschild & Sons focusing on the technology and internet sectors. Mr. Kostman holds a B.A. in Law from Tel Aviv University and an M.B.A. in Business Administration from INSEAD.

Mr. Kostman was selected to serve on our Board because of his deep experience in the technology industry and his experience as an executive at a publicly traded company.

Age: 59
Board Member Since: 2022 Title: Co-Chief Executive Officer, Outbrain Inc.

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PROPOSAL ONE

Michelle K. Lee

Ms. Lee is CEO and founder of Obsidian Strategies, Inc., which advises companies on identifying and implementing their digital transformation opportunities using artificial intelligence. From September 2019 until December 2021, Ms. Lee was the Vice President of the Machine Learning Solutions Lab at Amazon Web Services, a subsidiary of Amazon.com, an e-commerce company. Prior to that, from January 2018 to September 2019, Ms. Lee served on the board of directors for Alarm.com, a provider of cloud-based services for home automation and monitoring services. From September 2017 to June 2018, Ms. Lee held the appointment of the Herman Phleger Visiting Professor of Law at Stanford University. From November 2012 until June 2017, Ms. Lee served in various roles at the United States Patent and Trademark Office (“USPTO”), including as the Under Secretary of Commerce for Intellectual Property and Director of the USPTO. From 2003 until 2012, Ms. Lee held various roles at Google, Inc, an internet company, including as Deputy General Counsel. Earlier in her career, Ms. Lee was a partner at Fenwick & West, LLP, a law firm. Ms. Lee holds a S.B. in electrical engineering and a S.M. in electrical engineering and computer science from the Massachusetts Institute of Technology (“MIT”), and a J.D. from the Stanford University School of Law. Ms. Lee is also a member of MIT’s board of trustees.

Ms. Lee was selected to serve on our Board because of her deep experience in law, government and technology.

Age: 58
Board Member Since: 2022 Title: CEO of Obsidian Strategies, Inc. and Former Under Secretary of Commerce for Intellectual Property and Director of the USPTO

The Board of Directors recommends a vote in favor of each named nominee.

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PROPOSAL ONE
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING
The following is a brief biography of each Class II director whose term will continue after the Annual Meeting.

Shlomo Dovrat

Mr. Dovrat founded Viola group, a technology investment group, and Viola Ventures, a venture capital firm in 2000. He currently serves as a member of the board of directors of Outbrain Inc., a publicly traded web recommendation platform, and on the board of several privately held technology companies. Prior to founding Viola, Mr. Dovrat founded and served as CEO of Oshap Technologies and Teconmatix, Israeli technology companies both publicly traded and subsequently sold in 1999 and 2005, respectively. Mr. Dovrat served on the board of ironSource prior to its merger with us. Mr. Dovrat has been and continues to be active in various non-governmental organizations and serves as the Chairman of the Aaron Institute for Economic Policy and as Chairman of Pnima, an Israeli social movement. Mr. Dovrat served as the Chairman of the Israel Democracy Institute from 2009 to 2012, and as the Chairman of the National Taskforce for the Advancement of Education in Israel from 2003 to 2005.
Mr. Dovrat was selected to serve on our Board because of his experience both investing in and managing companies in the technology industry.

Age: 64
Board Member Since: 2022 Title: Co-Founder and General Partner, Viola Ventures

Egon Durban

Mr. Durban joined Silver Lake, a global technology investment firm, in 1999 as a founding principal and has served as the firm’s Co-Chief Executive Officer and Managing Partner since December 2019. He also serves on the board of directors of Endeavor Group Holdings, Inc., an entertainment, sports and media platform, Dell Technologies Inc., an information technology company, Motorola Solutions, Inc., a multinational telecommunications company, TKO Group Holdings, Inc., a media conglomerate company, and several privately-held companies. Mr. Durban also served as a director at Twitter, Inc., a social networking service, from 2020 to 2022, Pivotal Software, Inc., a software and services company, from 2016 until its acquisition in 2019, Qualtrics International Inc., a customer experience management company from 2021 to 2023, SecureWorks Corp., an information security services company, from 2015 to 2020, and VMware, Inc., a software company, from 2016 to 2023. Mr. Durban holds a B.S.B.A in Finance from Georgetown University.
Mr. Durban was selected to serve on our Board because of his significant knowledge of the technology industry and experience as a director of publicly and privately-held technology companies.

Age: 50
Board Member Since: 2017 Title: Co-Chief Executive Officer and Managing Partner of Silver Lake

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PROPOSAL ONE

Barry Schuler

In 2006, Mr. Schuler co-founded the DFJ Growth Fund, where he currently serves as Managing Director and Partner. From 1995 to 2002, Mr. Schuler held various roles at America Online Inc., a web portal and online service provider, including Chairman and Chief Executive Officer. Mr. Schuler serves on the board of a number of privately-held companies. Mr. Schuler holds a B.A. in psychology from Rutgers University.
Mr. Schuler was selected to serve on our Board due to his knowledge of the technology and entertainment industries, his experience as a chief executive officer and his experience serving on the boards of directors of fast-growing technology companies.

Age: 70
Board Member Since: 2016 Title: Managing Director and Partner of DFJ Growth Fund

Robynne Sisco

Since August 2012, Ms. Sisco has held various positions at Workday, Inc., a public human resources and financial management software company, including Vice Chair from February 2023, Co-President from February 2018 to February 2023, Chief Financial Officer from April 2016 to January 2022 and Senior Vice President and Chief Accounting Officer from August 2012 to April 2016. From June 2009 to August 2012, Ms. Sisco served as Chief Accounting Officer and Corporate Controller at VMware, Inc., a software company. Ms. Sisco also previously served as Senior Vice President and Chief Accounting Officer at VeriSign Inc., and held senior finance positions at Oracle Corporation, Visa Inc., GE Capital, and Ford Motor Company. Ms. Sisco holds a B.A. in economics and accounting from Claremont McKenna College and an M.B.A. in finance from Golden Gate University.
Ms. Sisco was selected to serve on our Board because of her experience working in the software and technology industries and her expertise in finance.

Age: 58
Board Member Since: 2017 Title: Vice Chair, Workday

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PROPOSAL ONE
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING
The following is a brief biography of each Class III director whose term will continue after the Annual Meeting.

Tomer Bar-Zeev

Mr. Bar-Zeev co-founded and served as the Chief Executive Officer of ironSource Ltd. (“ironSource”) from its founding in 2010 through its merger with us in November 2022. He also served on ironSource’s board from July 2011, and as Chairman of ironSource from June 2021. Mr. Bar-Zeev continued as CEO of ironSource through the closing of the merger and served as our President, Grow Solutions from March 2023 until January 2024. Mr. Bar-Zeev previously served on the board of directors of Partner Communications, a public company listed on Nasdaq and Tel Aviv Stock Exchange from November 2017 to November 2019. Prior to founding ironSource, Mr. Bar-Zeev served as a Vice President at Payoneer. Mr. Bar-Zeev currently serves on the boards of the Israel Advanced Technology Industries, which is an organization that connects Israel’s tech and life sciences industries, and HaGal Sheli, a non-profit organization that serves at-risk youth. Mr. Bar-Zeev has been named one of the 100 Most Intriguing Entrepreneurs by Goldman Sachs. Mr. Bar-Zeev holds a B.S. in Computer Science from IDC Herzliya.
Mr. Bar-Zeev was selected to serve on our Board because of his experience working in the software and technology industries and his deep knowledge and understanding of our company.

Age: 48
Board Member Since: 2022 Title: Former Unity President, Grow Solutions and ironSource Founder

Keisha Smith

Since August 2018, Ms. Smith has served as the Chief People Officer of Tory Burch, an American fashion label. From January 2013 until August 2018, she served as Chief Human Resources Officer of News Corporation, a mass media and publishing company. From July 2001 to December 2012, she served in various roles, including as Global Co-Head of Talent Management, at Morgan Stanley, a multinational investment bank and financial services company. Ms. Smith holds a B.A. in International Relations from the University of Virginia.
Ms. Smith was selected to serve on our Board because of her leadership experience and expertise in talent development strategy and operations.

Age: 47
Board Member Since: 2021 Title: Chief People Officer of Tory Burch

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PROPOSAL ONE

Mary Schmidt Campbell, Ph.D.

Dr. Campbell served as President of Spelman College, a liberal arts college and historically Black college for women, from 2015 to June 2022. From October 1991 to May 2014, she served as Dean of the Tisch School of the Arts. As dean and Associate Provost for the Arts, she worked with a multi-school team to establish the NYU Game Center, an all-university center for the study and creation of games which was recently ranked as the #1 Game Design Center at a university. From October 2009 to October 2016, Dr. Campbell served as Vice-Chair of the President’s Committee on the Arts and Humanities, a bi-partisan group of citizens appointed by the President of the United States to advise the Office of the White House on issues regarding arts and the humanities. Prior to her service at NYU, from 1987-1991, she was New York City’s Cultural Affairs Commissioner, under Mayor Edward I. Koch and Mayor David Dinkins. From 1977 to 1987, she served as the director of the Studio Museum in Harlem, developing the first accredited Black fine arts museum in the United States. She also serves on the boards of Juilliard, the New York Shakespeare Festival, Doris Duke Foundation, Getty Trust, the advisory board of the University of Virginia’s Karsh Institute of Democracy and on the UBS Americas Advisory Council. Dr. Campbell holds a B.A. degree in English literature from Swarthmore College and an M.A. in art history and Ph.D. in humanities from Syracuse University.
Dr. Campbell was selected to serve on our Board because of her expertise in the arts, entertainment and education industries and her leadership experience.

Age: 76
Board Member Since: 2020 Title: President Emerita of Spelman College

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PROPOSAL ONE

James M. Whitehurst

Mr. Whitehurst has served as our Interim President and Chief Executive Officer, and a member of our Board, since October 2023. He serves as a Special Advisor at Silver Lake, a technology investment firm, a role he has held since March 2021. Prior to Silver Lake, Mr. Whitehurst served as a Senior Advisor at International Business Machines Corporation (“IBM”), a global technology company, from July 2021 to May 2022, after serving as President from April 2020 to July 2021 and as Senior Vice President from July 2019 to April 2020. From January 2008 to April 2020, he served as Chief Executive Officer of Red Hat, Inc., an open source software company, including through Red Hat’s acquisition by IBM in July 2019. Prior to joining Red Hat, Mr. Whitehurst held various leadership positions at Delta Air Lines, Inc., a global airline operator, from January 2002 to August 2007, and Boston Consulting Group, a management consulting firm, from September 1989 to December 2001. Mr. Whitehurst has served on the Boards of Directors of United Airlines Holdings, Inc., a publicly traded global airline operator, since March 2016, Amplitude, Inc., a publicly traded digital analytics company, since September 2021, Tanium Inc., a privately-held cybersecurity and systems management company, since January 2022, and Software AG, a software company traded on a foreign stock exchange, since January 2023. Mr. Whitehurst previously served on the Boards of Directors of multiple publicly traded companies, including Red Hat, from January 2008 to July 2019, SecureWorks Corp., a cybersecurity company, from April 2016 to April 2019, and DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from August 2009 to May 2016. Mr. Whitehurst received a B.A. in Computer Science and Economics from Rice University and an M.B.A. from Harvard Business School.

Mr. Whitehurst was selected to serve on our Board because of the perspective and experience he brings as our interim President and Chief Executive Officer, as well as his experience in the technology industry and his experience as an executive and board member at publicly traded companies.

Age: 56
Board Member Since: 2023 Title: Unity Interim President and Chief Executive Officer

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR NOMINATION ARRANGEMENTS
Mr. Bar-Zeev, Mr. Dovrat and Mr. Kostman were added to our Board pursuant to the agreement governing our acquisition of ironSource Ltd. (“ironSource” and such acquisition, the “ironSource Merger”) in November 2022. The Agreement and Plan of Merger, dated July 13, 2022, among Unity Software Inc., Ursa Aroma Merger Subsidiary Ltd. and ironSource (the “Merger Agreement”) provided that in connection with the ironSource Merger, we would add three directors to our Board, including the Chief Executive Officer of ironSource and two other then-current board members of ironSource, to be selected by ironSource with our prior consultation. Accordingly, we added Mr. Bar-Zeev, as Chief Executive Officer of ironSource, and Mr. Dovrat and Mr. Kostman, selected by the board of directors of ironSource with our prior consultation, to our Board effective at the closing of the ironSource Merger on November 7, 2022. Following the consummation of the ironSource Merger, ironSource had no further rights to designate individuals to serve on our Board.
BOARD LEADERSHIP STRUCTURE
At this time, our Board is led by Mr. Botha, an independent, non-executive Chairman. Our Board maintains the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. Mr. Botha possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Chairman is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings, preside over and establish the agendas for meetings of the independent directors, act as liaison between the independent directors and management, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the Chairman to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the Chairman can help ensure the effective independent functioning of the Board in its oversight responsibilities. The Company believes that separation of the positions of the Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company.

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CORPORATE GOVERNANCE
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Audit Committee is responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Additionally, our Audit Committee meets on a quarterly basis with our Chief Security Officer about our cybersecurity risk management and strategy, including any significant investigations, and biannually with our Data Privacy Officer about our privacy program. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Nominating and Corporate Governance Committee also monitors our environmental and social impact initiatives. Our Human Capital and Compensation Committee (“HCCC”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
Our Board met 7 times during 2023. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last year for which they were a director or committee member.

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CORPORATE GOVERNANCE
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has three standing committees: an Audit Committee, a Human Capital and Compensation Committee and a Nominating and Corporate Governance Committee. The table below provides membership and meeting information for the year ended December 31, 2023 for each of the standing Board committees. Mr. Whitehurst, Mr. Bar-Zeev and Mr. Helgason do not serve on any committees, and Mr. Riccitiello did not serve on any committees during his time on our Board.

Director	Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee
Roelof Botha, Chairman	▪
Mary Schmidt Campbell, Ph.D.			▪
Shlomo Dovrat		▪
Egon Durban[1]			▪
David Kostman			▪
Michelle Lee	▪
Barry Schuler		▪
Robynne Sisco	▪
Keisha Smith		▪
Total meetings in the year ended December 31, 2023	8	6	4

▪	Committee Member
▪	Committee Chairperson
1.	Mr. Durban ceased serving as a member of our Nominating and Corporate Governance Committee in October 2023.
As required under applicable NYSE listing standards, in 2023, the Company’s non-management directors met four times in executive sessions at which only non-management directors were present. Mr. Botha, our Lead Independent Director until October 2023 and subsequently our Chairman, presided over the executive sessions.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us. Below is a description of each standing committee of the Board.

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CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable NYSE listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the NYSE definition of independence. Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Human Capital and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.
Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Mr. Botha, Dr. Campbell, Mr. Dovrat, Mr. Helgason, Mr. Kostman, Ms. Lee, Mr. Schuler, Ms. Sisco, and Ms. Smith are “independent” in accordance with NYSE listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that Mr. Botha and Mses. Lee and Sisco are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that Messrs. Schuler and Dovrat and Ms. Smith are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular.

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CORPORATE GOVERNANCE
AUDIT COMMITTEE

Our Audit Committee is currently composed of three directors: Mr. Botha, Ms. Lee and Ms. Sisco. The Board has adopted a written Audit Committee Charter that is available to stockholders on the Company’s website at investors.unity.com.
The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
kHelping the Board oversee the Company’s corporate accounting and financial reporting processes;
kManaging the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements and the effectiveness of its internal control over financial reporting;
kDiscussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the Company’s interim and year end operating results;
kDeveloping procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
kReviewing related party transactions;
kApproving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
kAssessing and managing risks pertaining to the financial, accounting, tax, and data privacy and cybersecurity matters of the Company; and
kPreparing the Audit Committee report that the SEC requires in the Company’s annual proxy statement.

Members kMs. Sisco (Chair) kMr. Botha kMs. Lee
Mr. Botha

Number of Meetings 8

Our Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act). With respect to Mr. Botha, the Board considered his service on four public company audit committees (including ours) and determined that such simultaneous service would not impair his ability to effectively serve on our Audit Committee.
Our Board has determined that Ms. Sisco and Mr. Botha are each an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined each Audit Committee member’s scope of experience and the nature of their employment.

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CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
Our Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted by the members of the Audit Committee of the Board on February 23, 2024.
kRobynne Sisco (Chair)
kRoelof Botha
kMichelle Lee
1.The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Unity Software Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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CORPORATE GOVERNANCE
HUMAN CAPITAL AND COMPENSATION COMMITTEE

Our Human Capital and Compensation Committee is composed of three individuals: Mr. Schuler, Mr. Dovrat and Ms. Smith. The Chair of the Human Capital and Compensation Committee is Mr. Schuler. Our Board has determined that each member of our Human Capital and Compensation Committee is independent under the listing standards of the NYSE. Our Board has adopted a written Human Capital and Compensation Committee Charter that is available to stockholders on our website at investors.unity.com.
The primary purpose of our Human Capital and Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our HCCC include:
kReviewing and approving or recommending to the Board the compensation of the Chief Executive Officer and other executive officers;
kReviewing and recommending to the Board the compensation of the directors;
kAdministering the Company’s equity incentive plans and other benefit programs;
kReviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for the executive officers and other senior management;
kReviewing and establishing general policies relating to compensation and benefits of employees, including the Company’s overall compensation philosophy; and
kProviding oversight of other human capital management activities at the Company, including matters relating to headcount, demographics (including diversity, equity, and inclusion initiatives), employee engagement, and talent management and acquisition.

Members kMr. Schuler (Chair) kMr. Dovrat kMs. Smith

Number of Meetings 6

HUMAN CAPITAL AND COMPENSATION PROCESSES AND PROCEDURES
Typically, our Human Capital and Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Human Capital and Compensation Committee, in consultation with our Chief Executive Officer, Chief People Officer, and our legal department. Our Human Capital and Compensation Committee meets regularly in executive session. From time to time, the Human Capital and Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Human Capital and Compensation Committee regarding his compensation or performance. The Human Capital and Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Human Capital and Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Pursuant to its charter, the Human Capital and Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the

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CORPORATE GOVERNANCE
Human Capital and Compensation Committee considers necessary or appropriate in the performance of its duties. When considering matters that bear upon the adviser’s independence, the Human Capital and Compensation Committee will consider factors prescribed by the SEC and NYSE; however, there is no requirement that any adviser be independent.
During the past year, after taking into consideration those factors prescribed by the SEC and NYSE, our Human Capital and Compensation Committee engaged Semler Brossy as compensation consultant to assist in reviewing and updating our compensation peer group to inform decisions, advise on our executive compensation program and pay levels, conduct a review of our equity usage, and advise on other executive compensation-related developments and trends.
Our Human Capital and Compensation Committee typically makes most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards at one or more meetings held during the first or second quarter of the year. In 2023, our annual compensation review cycle was delayed mainly due to the continued integration with ironSource and organizational and leadership changes. Our Human Capital and Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Our Human Capital and Compensation Committee approves or recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant Company performance goals and objectives. Our Human Capital and Compensation Committee reviews various materials when making decisions involving executives and directors. These materials include financial reports, operational data, tax and accounting information, and tally sheets outlining potential executive compensation in different scenarios. Additionally, they consider executive and director stock ownership, our stock performance, historical executive compensation levels, current company-wide compensation levels, and recommendations from our compensation consultant. Our independent consultant also provides analyses of compensation levels and practices at other companies.
HUMAN CAPITAL AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Human Capital and Compensation Committee is currently or has been at any time one of an officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the Board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Human Capital and Compensation Committee.

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CORPORATE GOVERNANCE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee is composed of two directors: Dr. Campbell and Mr. Kostman. Mr. Durban also served as a member of the Nominating and Corporate Governance Committee until October 2023. The Chair of the Nominating and Corporate Governance Committee is Dr. Campbell. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE. Mr. Durban was independent under the listing standards of the NYSE during his time on the Nominating and Corporate Governance Committee. Our Board has adopted a written Nominating and Corporate Governance Committee Charter that is available to stockholders on the Company’s website at investors.unity.com.
Specific responsibilities of the Nominating and Corporate Governance Committee include:
kIdentifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
kConsidering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
kDeveloping and making recommendations to our Board regarding corporate governance guidelines and matters;
kOverseeing periodic evaluations of the Board’s performance, including committees of the Board; and
kOverseeing company practices related to ESG.

Members kDr. Campbell (Chair) kMr. Kostman

Number of Meetings 4

Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of the Board and the needs of the Board and the respective committees of the Board, as well as a candidate’s potential conflicts of interest or other commitments. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, business experience, diversity, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Nominees must be of high character and integrity. Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the Company’s and its stockholders’ best interests.
Although we do not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations, such as NYSE listing rules with respect to independence. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection.

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CORPORATE GOVERNANCE
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with the amended and restated certificate of incorporation, amended and restated bylaws (including the notification, timeliness, consent, and information requirements set forth therein), and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Corporate Secretary, Unity Software Inc., 30 3rd Street, San Francisco, CA 94103. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to our Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. The purpose of this screening is to allow our Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. Every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.
CODE OF ETHICS
We have adopted the Unity Software Inc. Global Code of Conduct and Ethics that applies to all officers, directors and employees. The Global Code of Conduct and Ethics is available on our website at investors.unity.com. If we make any substantive amendments to the Global Code of Conduct and Ethics or grant any waiver from a provision of it to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
CORPORATE GOVERNANCE GUIDELINES
Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at investors.unity.com.

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CORPORATE GOVERNANCE

BOARD DIVERSITY MATRIX

Part I: Gender Identity	Directors (out of 12)
Male	6
Female	4
Non-Binary	0
Declined to Disclose	2
Part II: Underrepresented Community*	Yes	No	Declined to Disclose
Underrepresented Community	3	7	2

*A director from an underrepresented community is an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.

30 à Unity Software à 2024 Proxy Statement

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has audited our financial statements since the year ended December 31, 2018. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests for us and our stockholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the years ended December 31, 2022 and December 31, 2023, by Ernst & Young, the Company’s principal accountant.

	Year Ended (in thousands)
	2022 ($)	2023 ($)
Audit Fees(1)	5,126	7,245
Audit-Related Fees(2)	—	45
Total Fees	5,126	7,290
1.Consists of fees in connection with the audit of our annual consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly consolidated financial statements, and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years.
2.Consists of fees in connection with assurance services related to a contribution in-kind report for a Unity subsidiary.
All fees described above were pre-approved by the Audit Committee.

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PROPOSAL TWO
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and non-prohibited other non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services is delegated to Chairperson of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accounting firm’s independence.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young.

The Board of Directors recommends a vote in favor of Proposal 2.

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PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead Unity successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Human Capital and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2025 annual meeting of stockholders.

The Board of Directors recommends a vote in favor of Proposal 3.

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EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our current executive officers as of April 1, 2024. Mr. Whitehurst also serves on our Board.

Name	Age	Position
James M. Whitehurst	56	Interim President and Chief Executive Officer
Luis Visoso	55	Executive Vice President and Chief Financial Officer
Carol Carpenter	56	Senior Vice President and Chief Marketing Officer
Anirma Gupta	54	Senior Vice President, Chief Legal Officer and Corporate Secretary
Felix The	40	Senior Vice President, Product and Technology, Grow
Marc Whitten	53	Chief Product and Technology Officer, Create

James M. Whitehurst	à	Biographical information for Mr. Whitehurst is included above with the director biographies under the caption “Class III Directors Continuing in Office Until the 2026 Annual Meeting.”

Title: Interim President and Chief Executive Officer

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EXECUTIVE OFFICERS

Luis Visoso	à	Mr. Visoso has served as our Executive Vice President and Chief Financial Officer since March 2023 and prior to that was our Senior Vice President and Chief Financial Officer since April 2021. He previously served as a member of our Board from September 2020 to April 2021. From July 2020 through March 2021, Mr. Visoso served as Chief Financial Officer of Palo Alto Networks, Inc., a public cybersecurity company. From December 2018 to July 2020, Mr. Visoso served in various roles at Amazon.com, Inc., a public e-commerce marketplace company, including as Chief Financial Officer of Amazon Web Services. From February 2016 to December 2018, Mr. Visoso served as Senior Vice President of Business, Technology and Operations Finance at Cisco Systems, Inc., a public networking company. From January 1993 to February 2016, Mr. Visoso held various roles at The Procter & Gamble Company, a public consumer goods company, including Vice President of Global Business Units-Finance and Accounting. Mr. Visoso also served on the board of Splunk Inc., a public software company, from April 2022 until its acquisition by CISCO Systems in March 2024. Mr. Visoso holds a B.A. degree in international business and industrial engineering from Monterrey Institute of Technology and Higher Education.

Title: Executive Vice President and Chief Financial Officer

Carol Carpenter	à
Ms. Carpenter has been our Senior Vice President and Chief Marketing Officer since February 2022. From June 2020 until February 2022, Ms. Carpenter served as the Senior Vice President and Chief Marketing Officer of VMWare, Inc., a public cloud computing and virtualization technology company. From January 2017 to June 2020, she served as the Global Vice President of Marketing at Google Cloud, a suite of cloud computing services. From May 2014 until January 2021, Ms. Carpenter served on the board of directors for DHI Group, Inc. a public employment agency company, and since September 2021 she has served on the board of Couchbase, Inc., a public software company. Ms. Carpenter holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.

Title: Senior Vice President and Chief Marketing Officer

Anirma Gupta	à	Ms. Gupta has served as our Senior Vice President, Chief Legal Officer, and Corporate Secretary since May 2023, and previously served as our Senior Vice President, General Counsel and Corporate Secretary from November 2022. From November 2020 until November 2022, Ms. Gupta served as the Chief Legal Officer of Carbon, a digital manufacturing company. From January 2016 to March 2020, she served as the General Counsel of Tanium, a cybersecurity and systems management company. From November 2004 to January 2016 she served in various roles, including Vice President and Deputy General Counsel of Intuit, a public software company. Ms. Gupta holds a B.S. in electrical engineering from the University of Maryland and a J.D. from Georgetown University Law Center.

Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

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EXECUTIVE OFFICERS

Felix The	à	Mr. The has served as our Senior Vice President Product and Technology, Grow since January 2024. He has served at Unity since January 2017 in a variety of roles, including as our Senior Vice President, Product and Engineering, Advertising. Prior to Unity, he was Senior Director, Yield and Monetization at AppNexus, an online auction infrastructure and data management company, and a Director, Ad Revenue & Strategy at Zynga, a video game developer company. He began his career at Oliver Wyman, a management consultancy firm. Mr. The holds a B.S.E. in Computer Science Engineering and an M.S.E in Industrial Operations Engineering, both from the University of Michigan.

Title: Senior Vice President Product and Technology, Grow

Marc Whitten	à
Mr. Whitten has served as our Chief Product and Technology Officer, Create, since January 2024. Prior to that he served as our President, Create Solutions from March 2023, and as our Senior Vice President and General Manager, Unity Create from February 2021. From June 2016 to February 2021, Mr. Whitten served as the Vice President, Entertainment Devices and Services at Amazon.com, Inc., a public e-commerce company. From April 2014 to April 2016, Mr. Whitten served as the Chief Product Officer of Sonos, Inc., a public electronics company, and from January 1997 to March 2014 he served in various positions, culminating as the Corporate Vice President and Chief Product Officer, Xbox for Microsoft Corporation, a public technology company. Mr. Whitten holds a B.A. in computer science from the University of North Texas.

Title: Chief Product and Technology Officer, Create
Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

36 à Unity Software à 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2024 by: (i) each of our directors; (ii) each of the Named Executive Officers; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The percentages set forth below are based on 389,446,310 of our common stock outstanding as of March 1, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 1, 2024 or issuable pursuant to restricted stock units (“RSUs”) that vest within 60 days of March 1, 2024.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
5% Stockholders
Entities affiliated with Sequoia Capital(1)(2)	35,830,847	9.2
Entities affiliated with Silver Lake(2)(3)	34,735,404	8.9
The Vanguard Group(4)	26,128,207	6.7
Directors and Named Executive Officers
James M. Whitehurst(5)	55,909	*
Luis Visoso(6)	310,031	*
Marc Whitten(7)	349,271	*
Carol Carpenter(8)	203,493	*
Anirma Gupta(9)	175,147	*
John Riccitiello(10)	9,600,191	2.4
Clive Downie(11)	893,233	*
Tomer Bar-Zeev(12)	6,212,683	1.6
Roelof Botha(1)(13)	5,488,965	1.4
Mary Schmidt Campbell, Ph.D.(14)	22,283	*
Shlomo Dovrat(15)	2,605,018	*
Egon Durban(16)	165,996	*
David Helgason(17)	8,456,792	2.2
David Kostman(18)	160,699	*
Michelle Lee(19)	5,795	*
Barry Schuler(20)	306,185	*
Robynne Sisco(21)	36,965	*
Keisha Smith(22)	8,663	*
All directors and current executive officers as a group (17 persons)(23)	24,702,371	6.3

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
*Represents beneficial ownership of less than 1%.
1.This information is based on a Schedule 13G/A filed with the SEC on February 14, 2024 and a Form 4 filed with the SEC on March 5, 2024. Consists of: (i) 1,684,939 shares of Common stock held of record by Sequoia Capital U.S. Growth Fund VI, L.P. (“GFVI”); (ii) 120,542 shares of Common stock held of record by Sequoia Capital U.S. Growth Principals VI Fund, L.P. (“GFVI PF”); (iii) 3,933,670 shares of Common stock held of record by Sequoia Capital Global Growth Fund, L.P. (“GGF”); (iv) 142,661 shares of Common stock held of record by Sequoia Capital Global Growth Principals Fund, L.P. (“GGF PF”); (v) 4,501,181 shares of Common stock held of record by Sequoia Capital Global Growth Fund III - Endurance Partners, L.P. (“GGF III”); (vi) 6,019,273 shares of Common stock held of record by Sequoia Capital XII, LP (“XII”); (vii) 320,464 shares of Common stock held of record by Sequoia Technology Partners XII, LP (“STP XII”); (viii) 915,328 shares of Common stock held of record by Sequoia Capital XII Principals Fund, LLC (“XII PF”); (ix) 16,051,489 shares held of record by Sequoia Capital Fund, L.P. (“SCF”); and (x) 2,141,300 shares held of record by Sequoia Capital Fund Parallel, LLC (“SCFP”) . SC XII Management, LLC is the general partner of each of XII and STP XII, and the managing member of XII PF. As a result, and by virtue of the relationships described in this footnote, SC XII Management, LLC may be deemed to share beneficial ownership of the shares held by XII, XII PF, and STP XII (collectively, the “XII Funds”). SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VI Management, L.P., which is the general partner of GFVI and GFVI PF (collectively, the “GFVI Funds”); (ii) the general partner of SCGGF Management, L.P., which is the general partner of each of GGF and GGF PF (collectively, the “GGF Funds”); (iii) the general partner of SCGGF III – Endurance Partners Management, L.P., which is the general partner of GGF III; and (iv) the general partner of Sequoia Capital Fund Management, L.P., which is the general partner of SCF and the manager of SCFP (collective, the “SCF Funds”). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the GFVI Funds, the GGF Funds, GGF III, and the SCF Funds. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GGF Funds are Douglas M. Leone and James J. Goetz, and the directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GGF Funds and GGF III, as applicable. Mr. Botha expressly disclaims beneficial ownership of the shares held by the Sequoia Capital entities. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California, 94025.
2.This table does not include 1,227,156 shares and 19,225,442 shares issuable to Sequoia Capital and Silver Lake, respectively, upon conversion of the 2027 Notes (defined below). The 2027 Notes are convertible into cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, at an initial conversion rate (subject to customary adjustments) of 20.4526 shares of common stock per $1,000 principal amount of the 2027 Notes, which is equivalent to an initial conversion price of approximately $48.89 per share of our common stock. If converted, the 2027 Notes would be settled in a combination of cash and stock, whereby amounts due in excess of the principal amount of the 2027 Notes, if any, shall be settled by a delivery of shares of common stock. As of March 1, 2024, if the 2027 Notes had been converted, there would be no shares of common stock deliverable to Sequoia Capital or Silver Lake.
3.This information is as of December 31, 2023 and is based on a Schedule 13G/A filed with the SEC on February 9, 2024 by Silver Lake Partners IV, L.P. (“SLP IV”), Silver Lake Technology Investors IV (Delaware II), L.P. (“SLTI IV”), SLP Union Aggregator, L.P. (“SLP Union”), SLP Union GP, L.L.C. (“SLP Union GP”), Silver Lake Technology Associates IV, L.P. (“SLTA IV”), SLTA IV (GP), L.L.C. (“SLTA IV GP”) and Silver Lake Group, L.L.C. (“SLG”). Consists of (i) 19,943,044 shares held by SLP IV, (ii) 369,692 shares held by SLTI IV, and (iii) 14,422,668 shares held by SLP Union. The general partner of SLP Union is SLP Union GP. SLTA IV is the general partner of each of SLP IV and SLTI IV and is the managing member of SLP Union GP. The general partner of SLTA IV is SLTA IV GP. The managing member of SLTA IV GP is SLG. As a result, SLP IV has shared voting and dispositive power over 19,943,044 of the shares, SLTI IV has shared voting and dispositive power over 369,692 of the shares, SLP Union has shared voting and dispositive power over 14,422,668 of the shares, SLP Union GP has shared voting and dispositive power over 14,422,668 of the shares, SLTA IV has shared voting and dispositive power over 34,735,404 of the shares, SLTA IV GP has shared voting and dispositive power over 34,735,404 of the shares and SLG has shared voting and dispositive power over 34,735,404 of the shares. The address of each of these entities is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
4.This information is as of December 31, 2023 and is based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group, as an investment advisor, has shared voting power over 182,303 of the shares, sole dispositive power over 25,525,176 of the shares, and shared dispositive power over 603,031 of the shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
5.Consists of 55,909 shares held by Mr. Whitehurst.
6.Consists of (i) 231,057 shares held by Mr. Visoso and (ii) 78,974 shares subject to options that are exercisable within 60 days of March 1, 2024.
7.Consists of (i) 151,881 shares held by Mr. Whitten, (ii) 89,251 shares held by a trust of which Mr. Whitten is trustee and over which he has shared voting and dispositive power, and (iii) 108,139 shares subject to options that are exercisable within 60 days of March 1, 2024.
8.Consists of (i) 105,404 shares held by Ms. Carpenter and (ii) 98,089 shares subject to options that are exercisable within 60 days of March 1, 2024.
9.Consists of (i) 53,932 shares held by Ms. Gupta and (ii) 121,215 shares subject to options that are exercisable within 60 days of March 1, 2024.
10.Consists of (i) 2,866,284 shares held by Mr. Riccitiello (based on Mr. Riccitiello’s final Form 4, filed with the SEC on September 8, 2023), (ii) 5,612,201 shares subject to options that are exercisable within 60 days of March 1, 2024 and (iii) 1,121,706 shares subject to options that are exercisable within 60 days of March 1, 2024 held by Mr. Riccitiello’s spouse.
11.Consists of (i) 86,672 held by Mr. Downie and (ii) 806,561 shares subject to options that are exercisable within 60 days of March 1, 2024.
12.Consists of (i) 678,368 shares held by Mr. Bar-Zeev, (ii) 4,748,146 shares held by Agathy Holdings Ltd., of which Mr. Bar-Zeev and his spouse are directors and possess voting and dispositive power, (iii) 1,359 shares issuable pursuant to RSUs that will vest and settle within 60 days of March 1, 2024, and (iv) 784,810 shares subject to options that are exercisable within 60 days of March 1, 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
13.Consists of (i) 24,517 shares held by Mr. Botha and (ii) 963,267 shares held by an estate planning vehicle for the benefit of Mr. Botha over which he exercises sole voting and dispositive power. Also includes 4,501,181 shares held by GGF III (as defined above) listed in footnote (1) above. Mr. Botha may be deemed to have shared voting, and dispositive power with respect to the shares held by GGF III.
14.Consists of (i) 20,779 shares held by Dr. Campbell and (ii) 1,504 shares held by a trust for the benefit of Dr. Campbell.
15.Consists of (i) 206,333 shares held directly by Mr. Dovrat, and (ii) 2,398,685 shares held by Viola Ventures III, L.P. ("Viola Ventures III"). Viola Ventures GP 3 Ltd. ("Viola Ventures GP") is the sole general partner of Viola Ventures III. Mr. Dovrat is a director of Viola Ventures GP, and in such capacity possesses voting power and dispositive power on behalf of Viola Ventures III with respect to securities held by Viola Ventures III.
16.Consists of (i) 139,874 shares held by Mr. Durban, (ii) 4,818 shares held by a trust for the benefit of certain of Mr. Durban’s family members, and (iii) 21,304 shares held by Mr. Durban for the benefit of Silver Lake.
17.Consists of (i) 4,941 shares held by Mr. Helgason and (ii) 8,451,851 shares held by Foobar Technologies ApS over which Mr. Helgason exercises sole voting and dispositive power.
18.Consists of (i) 109,507 shares held by Mr. Kostman and (ii) 51,192 shares subject to options that are exercisable within 60 days of March 1, 2024.
19.Consists of (i) 354 shares held by Ms. Lee, (ii) 708 shares held by a minor who shares Ms. Lee’s household, (iii) 4,379 shares held by a trust over which Ms. Lee possesses sole dispositive and voting power and (iv) 354 shares issuable pursuant to RSUs that will vest and settle within 60 days of March 1, 2024.
20.Consists of (i) 8,536 shares held by Mr. Schuler, (ii) 29,445 shares held by the Barry M Schuler TR UA 4/20/18 Barry M Schuler Revocable Trust of which Mr. Schuler is trustee, and over which Mr. Schuler has sole voting and dispositive power and (iii) 268,204 shares held by The Meteor Group, LLC, of which Mr. Schuler serves as a director and over which Mr. Schuler has sole voting and dispositive power.
21.Consists of (i) 7,212 shares held by Ms. Sisco and (ii) 29,753 shares subject to options that are exercisable within 60 days of March 1, 2024.
22.Consists of 8,663 shares held by Ms. Smith.
23.Consists of (i) 23,355,919 shares beneficially owned by our current executive officers and directors, (ii) 1,713 shares issuable pursuant to RSUs that will vest and settle within 60 days of March 1, 2024 and (iii) 1,344,739 shares subject to options exercisable within 60 days of March 1, 2024.

DELINQUENT SECTION 16(A) REPORTS
Under Section 16(a) of the Exchange Act, each of our directors, officers and beneficial owners of 10% or more of our common stock (“Reporting Persons”), are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of such forms received and the written representations of the Reporting Persons, we have determined that no Reporting Persons known to us were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except that Mr. Botha did not timely report on Form 4 an acquisition of our common stock as part of a pro rata distribution-in-kind to the limited partners of an investment fund in which Mr. Botha's estate planning vehicle is a limited partner.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by security holders(2)	53,642,564	19.09	32,042,931	(3)
Equity compensation plans not approved by security holders(4)(5)	15,200,690	20.18	140,782
Total(6)	68,843,254		32,183,713
1.The weighted-average exercise price excludes RSU awards, which have no exercise price.
2.Includes the following plans: our 2009 Stock Plan, 2019 Stock Plan, 2020 Equity Incentive Plan (the “2020 Plan”) and 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
3.Excludes 11,000,000 shares and 3,849,055 shares that were added to our 2020 Plan and 2020 ESPP after December 31, 2023. Our 2020 Plan provides that the total number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1st of each year in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding year (the “Automatic Increase”), or a lesser number of shares determined by our Board. Our Board delegated authority to administer the 2020 Plan to the Human Capital and Compensation Committee and prior to January 1, 2024, our Human Capital and Compensation Committee approved an increase of 11,000,000 shares of common stock, which is less than would have been added to the share reserve pursuant to the Automatic Increase. The shares added to our 2020 ESPP resulted from the automatic annual increase on January 1, 2024 pursuant to the terms of our 2020 ESPP.
4.In connection with the ironSource Merger, (1) we assumed the ironSource Ltd. 2013 Share Incentive Plan (the “2013 ironSource Plan”) and the ironSource Ltd. 2021 Share Incentive Plan (the “2021 ironSource Plan” and together with the 2013 ironSource Plan, the “ironSource Plans”) and (2) we assumed certain options to purchase ironSource ordinary shares and restricted share units in respect of ironSource ordinary shares that were outstanding under the ironSource Plans immediately prior to the ironSource Merger, and such awards were converted into options to purchase Unity common stock and restricted stock units in respect of shares of Unity common stock, respectively. The “Equity compensation plans not approved by security holders” row above shows aggregated share reserve information for the assumed awards.
In November 2022 we amended and restated the 2021 ironSource Plan and renamed it the Unity Software Inc. ironSource Share Incentive Plan (as so amended, the “2021 Share Incentive Plan”). The 2021 Share Incentive Plan provides for the issuance of up to (i) 1,361,808 shares of our common stock pursuant to options, restricted stock, RSUs, and other stock-based awards to certain employees and consultants, plus (ii) on January 1 of each calendar year beginning on January 1, 2023 and ending on January 1, 2030, a number of shares equal to the lesser of (a) 5,603,453 shares, which was 5% of the total number of ordinary shares of ironSource outstanding immediately prior to the ironSource Merger (as multiplied by the exchange ratio defined under the Merger Agreement) and (b) an amount determined by the Board prior to the January 1 increase for the particular year, subject to certain adjustments. The 2021 Share Incentive Plan has not been approved by Unity’s stockholders. In accordance with NYSE rules, eligible employees include those who (i) were not employed by or otherwise providing services to Unity or its affiliates (other than ironSource and its subsidiaries) at or prior to the time of the ironSource Merger and (ii) are employed by us or our affiliates; provided that service solely as a director or payment of director’s service fees will not cause a director to be considered an eligible employee.
We do not intend to grant future awards under the 2013 ironSource Plan; however, it remains in place to govern awards issued and outstanding thereunder.
Please see Part II, Item 8 titled “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including Note 12, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements, for further information regarding our equity compensation plans and awards.
5.Excludes 5,603,453 shares that were added to our 2021 Share Incentive Plan as a result of automatic an annual increase on January 1, 2023, but which have not been registered with the SEC. Our Human Capital and Compensation Committee approved no increase for the 2021 Share Incentive Plan for 2024.
6.The shares of common stock underlying any awards that are forfeited, cancelled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our (i) 2020 Plan, 2009 Stock Plan and 2019 Stock Plan or (ii) 2021 Share Incentive Plan or 2013 ironSource Plan will be added back to the shares of common stock available for issuance under our 2020 Plan and 2021 Share Incentive Plan, respectively.

40 à Unity Software à 2024 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Unity’s approach to executive compensation is grounded in the desire to attract, retain, and motivate a skilled and innovative executive team in a competitive talent market. We continue to grow and innovate in a specialized market, real-time 3D (“RT3D”) where engaging top talent is critical to our success. Our executive compensation program design reflects a competitive environment with growth companies, also in the RT3D and gaming space, as well as larger and more established technology companies. To achieve these goals, we strive to maintain an executive compensation program that is externally competitive, and designed to accommodate the unique needs and responsibilities of each executive’s specific contribution to their business or function, and to Unity as a whole.
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Human Capital and Compensation Committee arrived at specific compensation decisions for the year ending December 31, 2023 for the individuals who served as our principal executive officer, Messrs. Whitehurst and Riccitiello, our principal financial officer, our three other most highly compensated executive officers as of December 31, 2023 (consisting of four individuals for 2023, as Mses. Carpenter’s and Gupta’s compensation was equal and tied for third most highly compensated), and one additional person, Mr. Downie, who served as an executive officer during 2023 but was not serving as an executive officer at the end of 2023 (our “Named Executive Officers” or “NEOs”).

Name	Position(s)
James M. Whitehurst(1)	Interim President and Chief Executive Officer
Luis Visoso	Executive Vice President and Chief Financial Officer
Carol Carpenter	Senior Vice President and Chief Marketing Officer
Anirma Gupta	Senior Vice President, Chief Legal Officer and Corporate Secretary
Marc Whitten	Chief Product and Technology Officer, Create
John Riccitiello(1)	Former President and Chief Executive Officer
Tomer Bar-Zeev(2)	Former President, Grow Solutions
Clive Downie(3)	Former, Senior Vice President and General Manager, Digital Twins
1.Mr. Riccitiello retired as our President and Chief Executive Officer in October 2023, following which Mr. Whitehurst was appointed as Interim President and Chief Executive Officer. For more information on the arrangements we entered into with Mr. Riccitiello and Mr. Whitehurst in connection with the CEO transition, please see the summaries below under the headings, “Agreements With Our Named Executive Officers—Offer Letter with James Whitehurst” and “—Transition Agreement with John Riccitiello.”
2.Mr. Bar-Zeev resigned as our President of Grow Solutions in January 2024. For more information on the arrangement we entered into with Mr. Bar-Zeev in connection with his separation, please see the summary below under the heading, “Agreements With Our Named Executive Officers—Tomer-Bar-Zeev—Mutual Separation Agreement.”
3.Mr. Downie ceased to be an executive officer in March 2023 and subsequently terminated employment with us in February 2024. For more information on the arrangement we entered into with Mr. Downie in connection with his separation, please see the summary below under the heading, “Agreements With Our Named Executive Officers—Mutual Separation Agreement with Clive Downie.”

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EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
The important features of our executive compensation program include the following:

What We Do
Our executive bonuses are dependent on meeting corporate objectives.
kOur annual performance-based bonus opportunities for all of our Named Executive Officers are dependent upon achievement of annual corporate objectives established each year, for 2023, revenue and Adjusted EBITDA Margin, and the individual officer’s contributions towards such corporate objectives.

We emphasize long-term equity incentives.
kEquity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our Named Executive Officer compensation packages.
kWe grant equity awards in the form of restricted stock units (“RSUs”) and stock options. These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value. RSUs are also designed to ensure the durability of the business by encouraging our executive officers to remain in our long-term employ.

We consider market data based on our peer group when determining compensation.
kOur Human Capital and Compensation Committee has retained an independent third-party consultant for guidance in making compensation decisions.

Our executive officers and directors are subject to stock ownership guidelines.
kBeginning after a phase-in period which runs five years from our initial public offering, or five years from the date of appointment in the case of executive officers or directors who were appointed after our initial public offering, non-CEO executive officers must hold a number of shares equal to the lesser of 3x their base salary or 8,533 shares. The CEO must hold a number of shares equal to the lesser of 5x his base salary or 46,154 shares. Non-employee directors must hold a number of shares equal to $400,000 or 3,846 shares.

What We Don’t Do	We generally do not provide executive fringe benefits or perquisites to our executives.

We do not permit the hedging or pledging of Unity stock.
kOur insider trading policy, applicable to all of our directors, employees, contractors and those who share their households prohibits the hedging and pledging of our stock.

We do not provide guaranteed minimum bonuses.

42 à Unity Software à 2024 Proxy Statement

EXECUTIVE COMPENSATION
OBJECTIVES, PHILOSOPHY AND ELEMENTS OF EXECUTIVE COMPENSATION
Our compensation program aims to achieve the following main objectives:
kAttract, retain and reward highly qualified executives;
kProvide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;
kAlign our executives’ interests with those of our stockholders; and
kLink pay to Company’s performance.
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses, and long-term incentive compensation. We also offer all of our executive officers the benefits available to all our employees, including comprehensive health, retirement, and time off benefits. We also offer mental health, family forming, and commuter benefits to all U.S. employees. The following chart summarizes the three main elements of compensation for 2023, their objectives, and key features:

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EXECUTIVE COMPENSATION

Element of Compensation	Proportion of 2023 Target Total Direct NEO Pay (Average)[1]	Objectives	Key Features

Base Salary (fixed cash)	4%	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors including individual performance, market data, scope and complexity of the role, and internal equity.

Performance Bonus (at-risk cash)	3%	Rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.
Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus payouts in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives, namely revenue and Adjusted EBITDA Margin(2), consistent with our long-term strategic plan and individual performance objectives. Plans and objectives relate to the officer’s role and expected contribution toward reaching our corporate goals (as determined by the Human Capital and Compensation Committee and communicated at the beginning of the year). Actual bonus amounts earned are determined after the end of the year.

Long-Term Incentive (at-risk equity)	93%
Rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts and retains highly qualified executives and encourages their continued employment over the long term.

Equity opportunities are generally reviewed and addressed annually. Equity is typically granted for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.
Individual awards are determined based on a number of factors, including current corporate and individual role, potential and performance, market data, the value of unvested equity awards, and internal compensation considerations.

1.    Approximate target averages, as discussed below. Excludes Mr. Whitehurst, who was appointed as Interim President and Chief Executive Officer in October 2023 and did not participate in our 2023 bonus program, Mr. Riccitiello, who terminated employment in October 2023 and was not granted any RSUs or options in 2023, and Mr. Bar-Zeev, whose compensation was negotiated in connection with the ironSource merger and who did not participate in our 2023 bonus program. The target average shown for performance bonus represents the average 2023 target bonus opportunity for each applicable NEO, and the target average shown for long-term incentives represents the average of the aggregate target long-term incentive value of the equity awards granted to each applicable NEO in 2023, in each case, as a percentage of target total direct compensation.
2.    We define Adjusted EBITDA as net loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, acquisitions, restructurings and reorganizations, insurance reimbursement for legal expenses, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.
We focus on providing a competitive compensation package to our executive officers which provides significant short and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among (i) salary, performance bonus awards and equity grants, (ii) short-term and long-term compensation or (iii) among cash and non-cash compensation. Instead, the Human Capital and Compensation Committee uses its judgment to establish a total compensation program for each executive

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EXECUTIVE COMPENSATION
officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of each Named Executive Officer’s total target compensation so that it consists of performance-based bonus opportunities and long-term equity awards, in order to align their incentives with the interests of our stockholders and our corporate goals.
HOW WE DETERMINE EXECUTIVE COMPENSATION
Role of our Human Capital and Compensation Committee, Management and the Board
The Human Capital and Compensation Committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the Human Capital and Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors —Human Capital and Compensation Committee”. Our Human Capital and Compensation Committee consists solely of independent members of the Board.
The Human Capital and Compensation Committee reviews all compensation paid to our executive officers, including our Named Executive Officers. The Chief Executive Officer evaluates and provides to the Human Capital and Compensation Committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses his recommendations for the other executive officers (excluding himself) with the Human Capital and Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Human Capital and Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Human Capital and Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Human Capital and Compensation Committee meetings.
The Human Capital and Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Human Capital and Compensation Committee determines appropriate. The Human Capital and Compensation Committee does not delegate authority to approve executive officer compensation. The Human Capital and Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers. Instead, the Human Capital and Compensation Committee has historically followed the practice of reviewing and approving executive officer compensation in the spring of each fiscal year.
Role of our Compensation Consultant
In carrying out its responsibilities, our Human Capital and Compensation Committee retains and seeks the advice of a compensation consultant independent of management. In 2023, the Human Capital and Compensation Committee retained Semler Brossy to advise on our executive compensation program and peer group used to inform executive pay decisions, review our equity usage, and report on other executive compensation-related developments and trends.
Semler Brossy does not provide services to the Company, other than executive compensation advice and general advice on equity spend and usage to the Human Capital and Compensation Committee. The Human Capital and Compensation Committee has reviewed the independence of Semler Brossy and determined that this engagement does not raise any conflicts of interest.

45 à Unity Software à 2024 Proxy Statement

EXECUTIVE COMPENSATION
Role of our Compensation Peer Group
The Human Capital and Compensation Committee engaged Semler Brossy to assist in the review of the compensation peer group for purposes of evaluating executive officer compensation in 2023.
The peer group companies were selected using the following criteria:
kPublicly traded companies with a focus on applications software, systems software, interactive home entertainment, and internet services and infrastructure.
kCompanies within a reasonable range of our size, defined as one-third to three times our revenue and market capitalization.
kHigh-growth companies defined as having revenue growth greater than or equal to 15%.
kCompanies that share similar talent, operational, and/or business characteristics.

The Human Capital and Compensation Committee reviewed and discussed the criteria above and agreed to make no changes to our compensation peer group for 2023. The Human Capital and Compensation Committee felt the same group remained relevant and provided a robust and stable set of market comparisons. The following companies represent the peer group we used in assessing compensation competitiveness for 2023:

Alteryx	Dropbox	Snowflake
ANSYS	Elastic N.V.	Splunk
Atlassian	Electronic Arts	The Trade Desk
Autodesk	MongoDB	Twilio
Datadog	Okta	UiPath
DocuSign	Roblox
Market comparisons are determined by use of compensation data obtained from publicly available proxy statements and proprietary survey data from Radford using industry and revenue ranges that are comparable to Unity. While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a meaningful input to our compensation policies and practices in order to attract and retain qualified executive officers. When making its compensation decisions, the Human Capital and Compensation Committee also considers a number of other factors, including company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal pay equity considerations.
FACTORS USED IN DETERMINING EXECUTIVE COMPENSATION
Our Human Capital and Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate, using their professional experience and judgment. Initial pay recommendations are informed by a methodical review of market and performance, including reference to executive benchmarks. The Human Capital and Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In addition, the Human Capital and Compensation Committee may consider stockholder feedback, including the advisory votes on executive compensation. For example, in response to the advisory vote on executive compensation in 2022, our Human Capital and Compensation Committee enhanced the annual bonus process to include a specific Business Unit component. In response to last year’s advisory vote on executive compensation, we began planning for a shareholder outreach program and began to evaluate alternatives to time-based vesting. In addition, we adopted a clawback policy in 2023 after finalization of the NYSE’s

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EXECUTIVE COMPENSATION
listing standards for clawback policies. In making executive compensation decisions, the Human Capital and Compensation Committee generally takes into consideration the factors listed below.
kCompany performance and existing and anticipated business needs
kEach executive officer’s individual performance, scope of job function and the critical skill set of each to the Company’s future performance
kThe need to attract new talent to our executive team and retain existing talent in a highly competitive industry and in a highly specialized field, RT3D
kA range of market data reference points, as described above under “How We Determine Executive Compensation”
kThe role of appropriate succession planning for key positions
2023 EXECUTIVE COMPENSATION PROGRAM
Base Salary
In 2023, our merit compensation cycle was delayed mainly due to the continued integration with ironSource and organizational and leadership changes. As a result, base salaries for our NEOs remained at 2022 levels for almost all of 2023. In November 2023, the Human Capital and Compensation Committee reviewed the base salaries of our executive officers, including the Named Executive Officers (except for Messrs. Whitehurst, Riccitiello and Downie), which took effect in December. Salary increases for Mr. Visoso, Ms. Carpenter, Ms. Gupta and Mr. Whitten were intended to reflect the relative impact of their roles and demonstrated contributions, with slightly larger increases for Messrs. Visoso and Whitten due to the larger scope of their roles. Base salaries for 2023 and the percentage increases from 2022 base salaries are shown below.

Executive	2023 Base Salary ($)	Percentage Increase in Base Salary from 2022 Base Salary (%)

James M. Whitehurst(1)	1,120,000	—
Luis Visoso	400,000	8.8
Carol Carpenter	380,000	8.6
Anirma Gupta	380,000	8.6
Marc Whitten	400,000	8.8
John Riccitiello(2)	380,000	—
Tomer Bar-Zeev(3)	830,865	—
Clive Downie(4)	351,900	—
1.    Mr. Whitehurst commenced employment in October 2023, and therefore did not receive a base salary increase. His base salary is shown on an annualized basis.
2.    Mr. Riccitiello retired as our President and Chief Executive Officer in October 2023, and therefore did not receive a base salary increase.
3.    Mr. Bar-Zeev did not receive a salary increase because his base salary was high relative to the base salaries paid to similarly situated executives at our peers and the base salaries paid to our other executives as a result of different historical pay practices between Unity and ironSource, pre-merger.
4.    Mr. Downie did not receive a salary increase in 2023 because his role change was a lateral move and instead he received only equity grants (discussed below).

Cash Incentive Bonus Plan
Our Cash Incentive Bonus Plan was initially adopted in 2020, shortly before we became a public company. In 2023 most of our executive officers were eligible to participate in the plan (other than Messrs. Whitehurst and Bar-Zeev, described further below), as were a select group of other employees whose eligibility was dependent on both level and location. To receive a payment, a participant must be employed by us on the date the bonus is paid.
We review the practices of our peer group and the broader technology market on an annual basis to ensure that target cash compensation (i.e., base salary and cash bonus) remains competitive. For 2023 the targets for each Named Executive Officer (other than Mr. Whitehurst, who was not eligible to participate in the Cash Incentive Bonus Plan for 2023 and Mr. Bar-Zeev, who did not participate in the Cash Incentive Bonus Plan as his bonus (if any) was governed by his employment agreement), as a percentage of base salary, were as follows: 100% for Mr. Whitten and Mr. Visoso (increased for each from 75% in 2022 to reflect the relatively wide scope of their roles); 75% for Ms. Carpenter, Ms. Gupta, and Mr. Downie; and 100% for Mr. Riccitiello. Mr. Bar-Zeev’s bonus target was 67% of his base salary per his employment agreement. In each case, base salary refers to the base salary earned by the executive during 2023.
Our Cash Incentive Bonus Plan is based 50% on Company performance and 50% on individual performance for those that are aligned to a Corporate function and is based 20% on Company performance, 40% on Business Unit performance and 40% on individual performance for those that are aligned to a Business Unit. Company performance metrics are reviewed each year to ensure alignment with Unity’s annual goals. In 2023, the HCCC chose the Company performance metrics to be revenue and Adjusted EBITDA Margin1. These metrics were designed to incentivize a balance of top-line and bottom-line performance.
__________
1    We have defined Adjusted EBITDA as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, acquisitions, restructurings and reorganizations, insurance reimbursement for legal expenses, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.
For 2023, both Company performance and Business Unit performance was determined using a payout matrix based on the 2023 performance metrics: revenue and Adjusted EBITDA Margin. Both the Company and Business Unit payout percent can range from 0% to 200%. Despite a year of progress on certain fronts, such as the ironSource integration, the Company's and Business Unit’s performance fell short of expectations set at the beginning of the year, resulting in a zero payout for the Company and Business Unit performance portion of the Cash Incentive Bonus Plan.
The remaining 50% or 40% of the bonus opportunity for Company and Business Unit aligned plans, respectively, is based on individual performance. At-target level individual performance would result in an individual performance factor of 100%, and performance that exceeds target would result in a maximum individual performance factor of 135%. Partial or poor performance would result in individual performance factors of 30% or 0%, respectively. Individual performance is based on executive achievement and company culture, values and purpose goals.
For 2023, Messrs. Riccitiello and Visoso and Mses. Carpenter and Gupta were aligned to a Corporate function, and Messrs. Whitten and Downie were aligned to a Business Unit. For Named Executive Officers aligned to a Corporate function, actual amounts to be paid under the Cash Incentive Bonus Plan would be calculated by multiplying each Named Executive Officer’s target bonus (which is reflected as a percentage of base salary) by the weighted combined achievement factor, which is weighted 50% on the Company performance factor and 50% on the individual performance factor. For Named Executive Officers aligned to a Business Unit, actual amounts to be paid under the Cash Incentive Bonus Plan would be calculated by multiplying each Named Executive Officer’s target bonus (which is reflected as a percentage of base salary) by the weighted combined achievement factor, which is weighted 20% on the Company performance factor, 40% on the Business Unit performance factor and 40% on the individual performance factor, described above. Individual performance factors are determined based on an internal review of impact, culture, and growth (Unity’s “ICG” performance framework, which encompass execution/delivery, values/principles, and personal and role development, respectively).
Cash Incentive Bonus Plan - Ranges
For 2023, the Human Capital and Compensation Committee used the below Corporate Bonus Attainment matrix in determining executive bonuses under the Cash Incentive Bonus Plan.

For 2023, the Company performance factor was 0%. During the fourth quarter of 2023, Unity and Wētā FX mutually agreed to terminate Unity’s service agreement and entered into a perpetual license agreement for Wētā FX’s internal use of Unity's Wētā tools. This transaction resulted in $99 million of incremental revenue, including the release of Wētā FX’s deferred revenue. Excluding this transaction, revenue was $2,088 million. Adjusted EBITDA Margin was 16.6%.
Similarly, the Business Unit performance was also 0% as both revenue and Adjusted EBITDA Margin goals across the Create and Grow businesses were not met.
Despite the significant individual efforts of our Named Executive Officers toward their individual performance goals that might have otherwise resulted in a partial payout of 2023 bonuses, the management team recommended that no bonuses should be paid to our Named Executive Officers who were then serving as executive officers in light of the failure to achieve the Company performance goals for 2023 and the resulting 0% Company performance factor. Consistent with such recommendation, the Human Capital and Compensation Committee ultimately determined to exercise negative discretion and provide for a zero-dollar payout to our Named Executive Officers under the Cash Incentive Bonus Plan with respect to 2023 (other than for Mr. Bar-Zeev and Mr. Downie, as described below), and therefore did not make determinations with respect to individual performance and achievement with respect to the company culture, values and purpose goals. For 2024, we have removed the individual performance factor such that if the Company performance threshold is not met, then the total payout will be zero.
Cash Incentive Bonus Plan - Target and Actual Bonus Earned

Executive	Target (% of salary)	Target ($)	Combined Achievement	Actual Earned ($)

James M. Whitehurst(1)	N/A	N/A	N/A	N/A
Luis Visoso(2)	100%	370,260	—%	—
Carol Carpenter(2)	75%	264,411	—%	—
Anirma Gupta(2)	75%	264,411	—%	—
Marc Whitten(2)	100%	370,260	—%	—
John Riccitiello(3)	100%	380,000	—%	—
Tomer Bar-Zeev(4)	N/A	N/A	N/A	N/A
Clive Downie(5)	75%	263,925	40.0%	105,570
1.     Mr. Whitehurst was not eligible for the Cash Incentive Bonus Plan for 2023.
2.     As noted above, consistent with management’s recommendation, the Human Capital and Compensation Committee exercised discretion and concluded that a zero-dollar payout was appropriate for 2023 given the Company’s performance.
3.     Mr. Riccitiello retired as President and Chief Executive Officer in October 2023, and therefore earned no bonus for 2023.
4.     Mr. Bar-Zeev did not participate in our Cash Incentive Bonus Plan. Pursuant to his separation agreement entered into in January 2024, he received as part of his severance an amount equal to his 2023 target bonus ($553,910, or 8 months of his base salary). For additional detail regarding Mr. Bar-Zeev’s compensation, please see the heading below titled, “Agreements With our Named Executive Officers—Agreements with Tomer Bar-Zeev.”
5.     Mr. Downie was awarded a bonus because his individual component was deemed earned at 100%, and because he did not serve as an executive officer for the full year, management did not recommend a 0% payout for him unlike the other Named Executive Officers who did serve for the full year.
Equity Awards
Equity design and competitive market practices are reviewed annually. We look at competitive equity values among our executive peer group and the broader technology market to arrive at target equity levels. We grant equity compensation to our executive officers in the form of restricted stock units (“RSUs”) and stock options, which have longer vesting periods than cash compensation, allowing these awards to serve as an effective retention tool for our executive officers while focusing their attention on delivering long-term growth to our stockholders. The HCCC believes that it is appropriate for the majority of compensation for our executive officers to consist of equity incentive awards, as such awards promote retention and align the interests of our executive officers with those of our stockholders.
In 2023, with respect to their annual grants, our Named Executive Officers (other than Messrs. Whitehurst, Riccitiello, Bar-Zeev and Downie) were granted 75% of the total intended long-term incentive value in the form of RSUs and the remaining 25% in the form of stock options and the conversion of target values into shares is generally determined using the 60-day trading average of our stock price. The actual ratios based on the grant date fair values differ slightly due to the volatility of our stock price. The target long-term incentive value for Messrs. Visoso and Whitten was $8 million each, reflecting their strong performance, expected future performance and market comparisons. The target long-term incentive value for Mses. Carpenter and Gupta was $4 million each, reflecting their strong performance. Pursuant to his employment agreement, Mr. Bar-Zeev was entitled to an annual grant with a target value of at least $4 million, but the target long-term incentive value was $8 million to keep his amount in line with his prior grants and with the annual grants made to Messrs. Visoso and Whitten. The intended value of Mr. Bar-Zeev’s annual grant was granted 75% in the form of RSUs and 25% in the form of stock options.
Our other Named Executive Officers did not receive any regular annual equity grants in 2023. Mr. Whitehurst received RSUs in connection with his appointment as interim Chief Executive Officer. Mr. Riccitiello did not receive any annual grant due to his retirement in October 2023. Mr. Downie received equity grants in connection with his commencement of a new role in May 2023.
In addition to the annual grants, Messrs. Visoso and Whitten also received a one-time retention grant intended to reflect their contributions to the Company through a significant reorganization and increased scope of responsibility. The intended target value for each grant was $7 million, all in RSUs.
The Human Capital and Compensation Committee believes that equity compensation remains a key tool in serving to align the interests of our executive officers and our stockholders over the long term, and the weighting maintains positive levels of stock ownership in the executive leadership team while balancing the need to manage dilution and unvested hold in times of uncertainty.
The annual equity grants to our Named Executive Officers have been evaluated, established, and approved by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee evaluates the grants in the context of each Named Executive Officer’s total compensation and takes into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The Human Capital and Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances. Annual equity grants to executives are typically granted in the first or second quarter of our fiscal year. However, in 2023, due to changes in our internal compensation cycle and review, the annual equity grants to executives were granted in the fourth quarter of 2023.
Stock Options
Consistent with the foregoing, the Human Capital and Compensation Committee approved, the following stock option grants to our Named Executive Officers in 2023. Except as described below, the shares subject to the options vest 25% each year in May 2024, May 2025, May 2026 and May 2027.

Executive	Grant Date	Exercise Price per Share ($)	Stock Option Grant (# shares)
James M. Whitehurst(1)	—	—	—
Luis Visoso	11/27/23	28.13	132,582
Carol Carpenter	11/27/23	28.13	66,291
Anirma Gupta	11/27/23	28.13	66,291
Marc Whitten	11/27/23	28.13	132,582
John Riccitiello(2)	—	—	—
Tomer Bar-Zeev(3)	11/27/23	28.13	165,727
Clive Downie(4)	06/05/23	35.84	77,319
1.     As discussed under “RSUs” below, Mr. Whitehurst was granted all RSUs, and no options, in connection with his appointment as our Interim Chief Executive Officer in October 2023.
2.     Mr. Riccitiello did not receive any stock option grants due to his termination of employment in October 2023.
3.     Per his employment agreement, Mr. Bar-Zeev was entitled to an annual equity award valued at $4,000,000, but the target long-term incentive value for 2023 was $8 million in the aggregate to keep his amount in line with his prior grants and with the annual grants made to Messrs. Visoso and Whitten. The intended value of Mr. Bar-Zeev’s annual grant was granted 75% in the form of RSUs and 25% in the form of stock options. For additional detail regarding Mr. Bar-Zeev’s compensation, please see the heading below titled, “Agreements With our Named Executive Officers—Agreements with Tomer Bar-Zeev.”
4.     This option grant was made to Mr. Downie in connection with his commencement of a new role in May 2023. These options vest 1/48th monthly, subject to Mr. Downie’s continued employment with the Company. As described above, Mr. Downie’s employment with the Company terminated in February 2024 and the unvested portion of this award was forfeited.
RSUs
The Human Capital and Compensation Committee also approved the following RSU grants to our Named Executive Officers in 2023. Except as described below, the shares subject to the RSUs vest 25% each year in May 2024, May 2025, May 2026, and May 2027.

Executive	RSU Grant Date	RSU Grant (# shares)
James M. Whitehurst(1)	10/7/2023	200,000
Luis Visoso(2)	11/27/2023	430,891
Carol Carpenter	11/27/2023	99,436
Anirma Gupta	11/27/2023	99,436
Marc Whitten(2)	11/27/2023	430,891
John Riccitiello(3)	—	—
Tomer Bar-Zeev(4)	11/27/2023	198,873
Clive Downie(5)	6/5/2023	115,979
1.In October 2023, Mr. Whitehurst received RSUs in connection with his appointment as interim Chief Executive Officer. The RSUs vested 50% on February 25, 2024 (“Tranche 1”) and the remaining 50% will vest on May 25, 2024 (“Tranche 2”). If the Company’s permanent Chief Executive Officer is appointed prior to May 25, 2024, both Tranche 1 (to the extent not previously vested) and Tranche 2 will vest on the permanent CEO’s start date and settle on the next regular quarterly installment date thereafter. If Mr. Whitehurst’s employment with the Company terminates for any reason, other than by his voluntary resignation or a termination by the Company for Cause (as defined in his offer letter), prior to May 25, 2024, both Tranche 1 (to the extent not previously vested) and Tranche 2 will vest on the date of such termination and settle on the next regular quarterly installment date thereafter. Mr. Whitehurst will not be entitled to any future vesting if, prior to May 25, 2024, he (i) voluntarily resigns from his position as Interim Chief Executive Officer or (ii) is terminated for Cause.
2.Mr. Visoso and Mr. Whitten each received two separate RSU grants: (i) 232,018 RSUs which vest at a rate of 6.25% each quarter for four years, representing a one-time retention grant in recognition of their contributions to the Company through a significant reorganization and increased scope of responsibility and (ii) 198,873 RSUs which vest at a rate of 25% in May 2024, May 2025, May 2026 and May 2027, representing their annual refresh grant. Each grant’s vesting is subject to his employment with the Company.
3.Mr. Riccitiello did not receive any RSUs due to his retirement as Chief Executive Officer in October 2023.
4.Per his employment agreement, Mr. Bar-Zeev was entitled to an annual equity award valued at $4,000,000, but the target long-term incentive value for 2023 was $8 million in the aggregate to keep his amount in line with his prior grants and with the annual grants made to Messrs. Visoso and Whitten. The intended value of Mr. Bar-Zeev’s annual grant was granted 75% in the form of RSUs and 25% in the form of stock options. For additional detail regarding Mr. Bar-Zeev’s compensation, please see the heading below titled, “Agreements With our Named Executive Officers—Agreements with Tomer Bar-Zeev.”
5.This RSU grant was made to Mr. Downie in connection with his commencement of a new role in May 2023 and vested at a rate of 6.25% each quarter for four years, subject to his continued employment with the Company. As described above, Mr. Downie’s employment with the Company terminated in February 2024 and the unvested portion of this award was forfeited.

2022 Price Vested Units (PVUs)
In October 2022, the Human Capital and Compensation Committee approved one-time Price Vested Unit (PVU) grants, which are performance-based RSUs, to Mr. Visoso, Mr. Whitten, and Ms. Carpenter. The grants to Mr. Visoso and Mr. Whitten were designed to reflect the increased scope and impact of each individual's role as a result of the merger, as well as the importance of leadership continuity necessary to achieve a successful integration of the two companies, and the grant to Ms. Carpenter was because execution of the marketing and communication strategy for Unity’s newly formed combined organization with ironSource was deemed to be vital to our future success.
The PVUs vest based on both the Named Executive Officer’s continued employment with the Company and to the extent that specified stock price hurdles are achieved during a seven-year performance period. The Human Capital and Compensation Committee, in partnership with our compensation consultant Semler Brossy, designed the PVUs to reinforce the link between stockholder value creation and financial reward of Unity’s executives. PVUs were the preferred equity vehicle for a number of reasons, namely the ability to prevent vesting until stockholder value has been realized. The PVUs vest on a double-trigger basis, which means that for any value to be realized the executive must remain employed by Unity at the time both the continued service requirement and price hurdle are achieved. As of December 31, 2023, the first price hurdle had not been met and the first tranche of PVUs had not yet paid out.
2023 CEO Compensation
Mr. Riccitiello retired as our Chief Executive Officer in October 2023. He did not receive an equity grant or cash bonus for 2023. Mr. Whitehurst was appointed as our Interim Chief Executive Officer in October 2023 and entered into a letter agreement (the “Offer Letter”) with the Company, providing for an annual base salary of $1,120,000 and an award of 200,000 restricted stock units (discussed above). For additional detail regarding the Offer Letter, please see the heading below titled, “Agreements With our Named Executive Officers—Offer Letter with James Whitehurst.”
Other Benefits
Our Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. All of our U.S.-based full time employees, including our U.S.-based Named Executive Officers, are eligible to participate in our 401(k) plan, as discussed in the section below entitled “Description of Compensation Arrangements – 401(k) Plan.” We do not generally provide other retirement benefits or other perquisites or personal benefits to our Named Executive Officers; however, in 2023, we paid $48,000 in car payments to Mr. Bar-Zeev pursuant to his employment agreement. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our Named Executive Officers.
Employee 401(k) Plan
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Code. Our 401(k) plan provides for a safe harbor employer matching contribution equal to 100% of the first three percent of eligible compensation and 50% of the next two percent of eligible compensation contributed to the plan by an employee.
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Tax and Accounting Implications
Under Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the amount that we may deduct from our U.S. federal taxable income for compensation paid to persons who are “covered employees” to $1 million per covered employee, per year. The Tax Cuts and Jobs Act, enacted in December 2017 (the “Tax Act”), made certain changes to Section 162(m). Under the prior law, compensation that qualified as “performance-based compensation” under Section 162(m) was an exception to this limitation. Pursuant to the Tax Act, this exception for “performance-based compensation” was repealed with respect to taxable years beginning after December 31, 2017, except for certain transition relief for remuneration provided pursuant to a written, binding contract that was in effect on November 2, 2017.
As a result, compensation paid to our covered employees in excess of $1 million per year generally will not be deductible unless, among other requirements, it qualifies for the transition relief provided by the Tax Act. Because of uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that any compensation paid by us will be deductible.

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Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. We have adopted a clawback policy that complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act as required by the SEC, and with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Section 303A.14 of the NYSE Listed Company Manual. Our clawback policy applies to each of our executive officers including our principal accounting officer, and requires each of them to reimburse us for any bonus or other incentive-based compensation they received as the result of an accounting restatement.
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts.
Compensation Risk Assessment
Unity conducted a review of its key compensation programs, policies and practices to assess areas of compensation risk or exposure. The Compensation Risk Assessment was reviewed by the Human Capital and Compensation Committee and, with respect to executive compensation, its independent compensation consultant, Semler Brossy. It was presented to the HCCC at its September 2023 meeting. The risk assessment found no policies or practices that incentivize behavior that is reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines
Beginning after a phase-in period which runs five years from our initial public offering, or five years from the date of appointment in the case of executive officers or directors who were appointed after our initial public offering, non-CEO executive officers must hold a number of shares equal to the lesser of 3x their base salary or 8,533 shares. The CEO must hold a number of shares equal to the lesser of 5x his base salary or 46,154 shares. Non-employee directors must hold a number of shares equal to the lesser of $400,000 or 3,846 shares.
Insider Trading Policy
We are committed to compliance with applicable laws, rules and regulations around the trading of our stock. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and agents (such as consultants and contractors), including those of our subsidiaries. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the rules of the NYSE.
HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT(1)
The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Human Capital and Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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Human Capital and Compensation Committee Members
kBarry Schuler (Chair)
kShlomo Dovrat
kKeisha Smith
1.The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Unity Software Inc. under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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SUMMARY COMPENSATION TABLE
The following table shows for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 compensation awarded to or paid to, or earned by, the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation(3) ($)	Total ($)

James M. Whitehurst Interim President and Chief Executive Officer	2023	254,881	—	5,940,000	—	—	—	6,194,881
Luis Visoso Executive Vice President and Chief Financial Officer	2023	370,223	—	12,120,964	2,399,602	—	13,200	14,903,989
	2022	364,599	—	13,776,598	5,158,040	41,026	23,974	19,364,237
	2021	260,041	2,000,000	35,210,000	3,765,720	334,444	10,402	41,580,607
Carol Carpenter Senior Vice President and Chief Marketing Officer(4)	2023	352,514	—	2,797,135	1,199,801	—	13,200	4,362,650
	2022	298,409	100,000	25,786,628	5,853,050	106,924	11,478	32,156,489
Anirma Gupta Senior Vice President, Chief Legal Officer and Corporate Secretary(4)	2023	352,514	—	2,797,135	1,199,801	—	13,200	4,362,650
	2022	37,245	250,000	12,379,436	6,758,443	—	—	19,425,124
Marc Whitten President, Create Solutions	2023	370,223	—	12,120,964	2,399,602	—	13,200	14,903,989
	2022	364,599	—	13,776,598	1,872,993	177,777	11,924	16,203,891
	2021	298,409	—	27,025,000	3,963,320	386,276	—	31,673,005
John Riccitiello Former President and Chief Executive Officer	2023	380,016	—	1,226,728	25,523,987	—	—	27,130,731
	2022	380,016	—	8,381,805	3,043,609	—	—	11,805,430
	2021	376,682	—	5,478,006	6,025,215	621,568	—	12,501,471
Tomer Bar-Zeev Former President, Grow Solutions(4)	2023	827,700	—	5,594,297	2,999,493	—	222,354	9,643,844
Clive Downie Former, Senior Vice President and General Manager, Digital Twins	2023	351,915	—	4,156,687	1,593,065	105,570	—	6,207,237
	2022	380,016	—	8,381,805	3,043,609	124,679	—	11,930,109
	2021	376,682	—	5,478,006	6,025,215	621,568	—	12,501,471
1.The amounts disclosed represent the aggregate grant date fair value of the RSUs and stock options granted to our named executive officers during the relevant years under our 2020 Stock Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the vesting of the RSUs or stock options, the exercise of the stock options, or the sale of any common stock acquired under such RSUs or stock options. For Mr. Riccitiello, the value in these columns for 2023 represents incremental stock-based compensation expense the Company recognized in connection with the continuation of his vesting for 6 months following his retirement and the extension of the post-termination exercise period of his stock option awards, discussed below.

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Such amount reflects our calculation of the value of the modification of his equity awards in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him.
2.Represents cash bonuses paid under our Cash Incentive Bonus Plan as described in "Compensation Discussion and Analysis" above. The Human Capital and Compensation Committee determined not to pay out any bonuses for 2023 to our Named Executive Officers who were still serving as executive officers in 2024 (even though he or she could have been eligible for meeting certain individual performance criteria), reflecting continued accountability for our 2023 financial performance.
3.The amounts reported for 2023 for Ms. Carpenter, Ms. Gupta, Mr. Whitten and Mr. Visoso consist of 401(k) employer contributions. For Mr. Bar-Zeev, amounts reported for 2023 consist of contributions to (i) an education fund (the “Keren Hishtalmut Fund”) for the benefit of Mr. Bar-Zeev in an annual amount equal to 7.5% of Mr. Bar-Zeev’s annual salary, approximately $62,000, (ii) car payments of approximately $48,000 and (iii) mandatory contributions to a fund as required by Israeli law which transfers in ownership to Mr. Bar-Zeev upon his departure from the company in an amount of approximately $112,600.
4. Mses. Carpenter and Gupta and Mr. Bar-Zeev joined Unity in 2022. Mr. Bar-Zeev was not a named executive officer in 2022.

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GRANTS OF PLAN-BASED AWARDS IN 2023
The following table shows for the year ended December 31, 2023, certain information regarding grants of plan-based awards to the Named Executive Officers.

Name and Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

James M. Whitehurst
Initial RSU	10/9/23	—	—	—	200,000	—	—	5,940,000
Luis Visoso
Annual Option	11/27/23	—	—	—	—	132,582	28.13	2,399,602
Retention RSU	11/27/23	—	—	—	232,018	—	—	6,526,666
Annual RSU	11/27/23	—	—	—	198,873	—	—	5,594,297
Cash Bonus		185,130	370,260	620,186	—	—	—	—
Carol Carpenter
Annual Option	11/27/23	—	—	—	—	66,291	28.13	1,199,801
Annual RSU	11/27/23	—	—	—	99,436	—	—	2,797,135
Cash Bonus		132,205	264,411	442,888	—	—	—	—
Anirma Gupta
Annual Option	11/27/23	—	—	—	—	66,291	28.13	1,199,801
Annual RSU	11/27/23	—	—	—	99,436	—	—	2,797,135
Cash Bonus		132,205	264,411	442,888	—	—	—	—
Marc Whitten
Annual Option	11/27/23	—	—	—	—	132,582	28.13	2,399,602
Retention RSU	11/27/23	—	—	—	232,018	—	—	6,526,666
Annual RSU	11/27/23	—	—	—	198,873	—	—	5,594,297
Cash Bonus		222,156	370,260	644,253	—	—	—	—
John Riccitiello
Cash Bonus		190,000	380,000	636,500	—	66,291	28.13	1,199,801
Modified Option	3/28/17	—	—	—	—	3,698,196	4.03	3,459,841
Modified Option	4/7/19	—	—	—	—	8,865	11.28	169,348

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Name and Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Modified Option	4/7/19	—	—	—	—	1,192,270	11.28	11,588,839
Modified Option	6/4/20	—	—	—	—	864,808	19.62	9,116,680
Modified Option	6/4/20	—	—	—	—	10,192	19.62	65,291
Modified RSU	3/3/21	—	—	—	53,288	—	—	527,531
Modified Option	3/3/21	—	—	—	—	159,862	102.80	573,974
Modified RSU	3/4/22	—	—	—	70,626	—	—	699,197
Modified Option	3/4/22	—	—	—	—	94,167	89.01	550,014
Tomer Bar-Zeev
Annual Option	11/27/23	—	—	—	—	165,727	28.13	2,999,493
Annual RSU	11/27/23	—	—	—	198,873	—	—	5,594,297
Clive Downie
Role Change/Annual Option	6/6/23	—	—	—	—	77,319	35.84	1,593,065
Role Change/Retention RSU	6/6/23	—	—	—	115,979	—	—	4,156,687
Cash Bonus		158,355	263,925	459,230	—	—	—	—
1.These columns set forth the threshold, target, and maximum annual cash bonus amounts that could be earned by each named executive officer, except for Mr. Bar-Zeev, for 2023 under the Cash Incentive Bonus Plan. The target annual cash bonus opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Target” column were set as a percentage of each named executive officer’s base salary earned for 2023, the threshold annual cash bonus opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Threshold” represent amounts that the named executive officers would have received if the company performance factor was achieved at minimum and individual performance factors were achieved at 0% and the maximum annual cash bonuses opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Maximum” column represent 165% of the target cash bonus opportunities. With respect to Mr. Bar-Zeev, the target was eight months of base salary (or 67%) with a max of twelve months of base salary (or 100%), per his employment agreement. The dollar value of the actual bonus award earned for 2023 for each Named Executive Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent either additional or actual compensation earned by the named executive officers for 2023. For a description of the Cash Incentive Bonus Plan, see “Compensation Discussion and Analysis—2023 Executive Compensation Program—Cash Incentive Bonus Plan” above.
2.The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officer. Instead, the amounts represent the (a) aggregate grant date fair value of options or RSUs granted to each such officer during the fiscal year ended December 31, 2023 under our 2020 Plan computed in accordance with ASC 718, or (b) in the case of Mr. Riccitiello, the incremental stock-based compensation expense the Company recognized in connection with the modification of his equity awards pursuant to the terms of his transition agreement, described in the section below. These amounts reflect our calculation of the value of these awards, in accordance with ASC 718, and do not necessarily correspond to the actual value that may ultimately be realized by our Named Executive Officers. For Mr. Riccitiello, the value in this column represents incremental stock-based compensation expense the Company recognized in connection with the continuation of his vesting for 6-months following his retirement and the extension of the post-termination exercise period of his stock option awards, discussed below, such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him.

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AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
We have entered into offer letters with each of our Named Executive Officers setting forth the terms and conditions of such executive’s employment with us. The offer letters generally provide for at-will employment and set forth the Named Executive Officer’s initial base salary and target annual bonus opportunity, along with the grant of an initial new hire equity award, and, in the case of Mr. Riccitiello, severance payments and benefits payable on certain qualifying terminations of employment or, in the case of Mr. Whitten, Mr. Downie and Ms. Carpenter severance payments and benefits as described in the Senior Executive Severance Plan (the “Senior Executive Plan”), and the General and Administrative Executive Severance Plan in the case of Mr. Visoso and Ms. Gupta (together with the Senior Executive Plan, the “Executive Severance Plans”). Mr. Bar-Zeev did not participate in our Executive Severance Plans. Each of our Named Executive Officers has executed our standard proprietary information and inventions agreement.
Offer Letter with James Whitehurst
In October 2023, we entered into an offer letter with Mr. Whitehurst to serve as our interim President and Chief Executive Officer. The offer letter provided for an annual base salary of $1,120,000 and an award of 200,000 restricted stock units, which vest as follows: (1) 50% on February 25, 2024 (“Tranche 1”) and (2) the remaining 50% on May 25, 2024 (“Tranche 2”); provided that, should the employment start date of the Company’s permanent Chief Executive Officer (the “Permanent CEO Start Date”) occur prior to May 25, 2024, both Tranche 1 (to the extent not previously vested) and Tranche 2 shall vest on the Permanent CEO Start Date and settle on the next regular quarterly installment date following the Permanent CEO Start Date; provided further, that should Mr. Whitehurst’s employment terminate for any reason, other than by his voluntary resignation or a termination for Cause (as defined in the offer letter), prior to May 25, 2024, both Tranche 1 (to the extent not previously vested) and Tranche 2 shall vest on the date of such termination and settle on the next regular quarterly installment date following the date of such termination; provided further, that Mr. Whitehurst shall not be entitled to any future vesting if, prior to May 25, 2024, he (i) voluntarily resigns from his position as Interim Chief Executive Officer or (ii) is terminated for Cause.
Transition Agreement with John Riccitiello
In connection with his retirement, we entered into a transition agreement (the “Transition Agreement”) with Mr. Riccitiello pursuant to which Mr. Riccitiello continued to receive his base salary and previously granted equity awards continued to vest for a six month period. The Transition Agreement also provided for a customary release of claims by Mr. Riccitiello. In addition, Mr. Riccitiello was entitled to an extension of the post-termination exercise period of his vested stock options outstanding on his retirement until earliest to occur of (i) five years following his retirement, (ii) the applicable expiration date of the applicable award, or (iii) such earlier date as provided or permitted under the applicable equity plan, subject to certain conditions described in the Transition Agreement.
Agreements with Tomer Bar-Zeev
Employment Agreement and Welcome Offer Letter

In June 2021, Mr. Bar-Zeev entered into an employment agreement with ironSource Ltd. which was subsequently amended by his entrance into a Welcome Offer Letter with us in February 2023, effective as of the closing of the ironSource Merger in November 2022 (the “Employment Arrangement”). The Employment Arrangement entitled Mr. Bar-Zeev to an annual equity award valued at $4,000,000, provided as a combination of stock options and RSUs with a conversion ratio of 2.5 stock options to 1 RSU. It also entitled him to a target annual cash bonus opportunity equal to eight times his monthly salary (and an additional amount up to four additional months of salary in the case of over achievement). In addition, if Mr. Bar-Zeev was terminated in connection with a change of control, he would have been entitled to 12 months of base salary and benefits, and full acceleration of any equity awards granted to him prior to the ironSource Merger. For purposes of his Employment Arrangement, the ironSource Merger constituted a change of control.

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Mutual Separation Agreement

In January 2024, we entered into a mutual separation agreement with Tomer Bar-Zeev in connection with his departure from his role as President, Grow (the “Bar-Zeev Mutual Separation Agreement”) pursuant to which Mr. Bar-Zeev will continue to receive his base salary and previously granted equity awards will continue to vest for a six month period, until July 12, 2024 (the “Separation Date”). The Bar-Zeev Mutual Separation Agreement also provided for a customary release of claims by Mr. Bar-Zeev. In addition, the separation agreement provided that Mr. Bar-Zeev was entitled to receive an amount equal to his target bonus for 2023 (which was $553,910), in March 2024. Under the Bar-Zeev Mutual Separation Agreement, Mr. Bar-Zeev will receive a lump sum payment equal to all accrued and unused vacation days, any outstanding salary, and other standard final day payments, and releases of all amounts accumulated in the Israel pension, severance, and contributions to the Keren Hishtalmut Fund on the Separation Date. He also will receive on the Separation Date a lump sum payment equal to five months of his base salary. In addition, he received full acceleration of all equity awards granted before November 1, 2023 (which he was entitled to under the Employment Agreement), and full acceleration of all remaining unvested equity upon the Separation Date. Prior to his Separation Date, he also is entitled to choose to extend the post-termination exercise period of his vested stock options until earliest to occur of (i) five years following the Separation Date or (ii) the applicable expiration date of the applicable award.
Mutual Separation Agreement with Clive Downie
In February 2024, we entered into a mutual separation agreement with Clive Downie in connection with his departure from the Company (the “Downie Mutual Separation Agreement”) pursuant to which Mr. Downie continued to be employed until April 28, 2024 (the “Downie Separation Date”). The Downie Mutual Separation Agreement provided for a customary release of claims by Mr. Downie. In addition, Mr. Downie will receive a lump sum payment equal to six months of his base salary and 100% of his 2024 bonus, prorated to the Downie Separation Date, a lump sum equal to six months’ payment for COBRA, and a cash payment of $480 for a subscription to a career networking website. He also is entitled to an extension of the post-termination exercise period of his vested stock options until earliest to occur of (i) two years following his separation from the Company or (ii) the applicable expiration date of the applicable award.
Executive Severance Agreements and Change in Control Benefits
In 2023, our Named Executive Officers other than Mr. Riccitiello, Mr. Bar-Zeev and Mr. Whitehurst participated in our Executive Severance Plans. The Executive Severance Plans provide for severance payments and/or benefits in the event of certain qualifying terminations or in connection with a “change in control,” in lieu of any such payments or benefits otherwise provided in an employment agreement, offer letter or equity award agreement.
Our Executive Severance Plans provide that in the event of a termination for any reason, participants will receive any earned but unpaid salary, unpaid expense reimbursements, accrued but unused vacation or leave entitlement, and any vested benefits under any of our employee benefit plans. In the event of a Qualified Termination Event (as defined in the Executive Severance Plans), which is generally a termination other than for cause (as defined in the Executive Severance Plans), death or disability, or a resignation for good reason, at any time other than the period beginning three months prior to a change in control (as defined in our 2019 Stock Plan) and ending on the one-year anniversary of a change in control (the “CIC Period”), participants are entitled to the following benefits subject to execution of a separation agreement and release of claims and provided that they have been continuously employed by the Company for at least one year: (i) six months of base salary, (ii) the participant’s annual target bonus in effect immediately prior to termination, prorated for the days of service provided in the year of termination, and (iii) a lump sum cash payment equal to the monthly employer contribution that would have been made to provide health insurance to the participant for six months following the date of termination.

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In the event of a Qualified Termination Event (as defined in the Executive Severance Plans) during a CIC Period, participants are entitled to the following benefits, subject to execution of a separation agreement and release of claims and provided that they have been continuously employed by the Company for at least one year: (i) 12 months of base salary, (ii) the participant’s annual target bonus in effect immediately prior to termination or, if higher, immediately prior to the change in control, (iii) a lump sum cash payment equal to the monthly employer contribution that would have been made to provide health insurance to the participant for 12 months following the date of termination; and (iv) acceleration of 100% of the then-unvested portion of any option or other equity award as of the later of the date of termination or the change in control (50% for any participant who has been employed by the Company for less than one year). The Executive Severance Plans provide that in the event that any payment or benefit payable to a participant would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will be reduced (but not below zero) to the extent necessary so that no portion of the benefits will be subject to the excise tax; provided, however, that if the post-tax amount would result in a higher amount than if the reduction occurred, then no such reduction will occur. Please refer to the section “Potential Payments Upon Termination or Change in Control” for additional details.
Effective March 7, 2023, we merged the Executive Severance Plans together, such that all future named executive officers will participate in our Executive Severance Plan going forward (the “Revised Severance Plan”). The payments and benefits provided under the Revised Severance Plan are the same as described above.

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EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END
The following table shows for the year ended December 31, 2023, certain information regarding outstanding equity awards at year end for the Named Executive Officers.

Name	Grant Date	Total Number of Shares Subject to the Award at Grant Date	Option Awards(1)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(3) ($)

James M. Whitehurst	10/9/23(4)	200,000	—	—	—	—	200,000	8,178,000	—	—
Luis Visoso	4/5/21(5)	100,000	—	100,000	100.60	4/5/31	—	—	—	—
	4/5/21(6)	300,000	—	—	—	—	112,500	4,600,125	—	—
	3/4/22(7)	57,949	28,974	28,975	89.01	3/4/32	—	—	—	—
	3/4/22(8)	57,949	—	—	—	—	28,975	1,184,788	—	—
	10/27/22(9)	439,947	—	—	—	—	—	—	329,961	13,492,105
	11/27/23(10)	132,582		132,582	28.13	11/27/33	—	—	—	—
	11/27/23(10)	198,873	—	—	—	—	198,873	8,131,917	—	—
	11/27/23(11)	232,018	—	—	—	—	232,018	9,487,216	—	—
Carol Carpenter	3/4/22(12)	181,089	82,998	98,091	89.01	3/4/32	—	—	—	—
	3/4/22(13)	181,089	—	—	—	—	101,863	4,165,178	—	—
	10/27/22(13)	109,986	—	—	—	—	75,616	3,091,938	—	—
	10/27/23(9)	109,986	—	—	—	—	—	—	82,490	3,373,016
	11/27/23(10)	66,291	—	66,291	28.13	11/27/33	—	—	—	—
	11/27/23(11)	99,436	—	—	—	—	99,436	4,065,938	—	—
Anirma Gupta	11/23/22(14)	342,257	92,694	249,563	36.17	11/23/32	—	—	—	—
	11/23/22(15)	342,257	—	—	—	—	256,693	10,496,177	—	—
	11/27/23(10)	66,291	—	66,291	28.13	11/27/33	—	—	—	—
	11/27/23(10)	99,436	—	—	—	—	99,436	4,065,938	—	—
Marc Whitten	3/2/21(16)	100,000	70,832	29,168	108.10	3/2/31	—	—	—	—
	3/2/21(17)	250,000	—	—	—	—	78,125	3,194,531	—	—
	3/4/22(7)	57,949	28,974	28,975	89.01	3/4/32	—	—	—	—
	3/4/22(8)	57,949	—	—	—	—	28,975	1,184,788	—	—
	10/27/22(9)	439,947	—	—	—	—	—	—	329,961	13,492,105
	11/27/23(10)	132,582	—	132,582	28.13	11/27/33	—	—	—	—
	11/27/23(10)	198,873	—	—	—	—	198,873	8,131,917	—	—
	11/27/23(11)	232,018	—	—	—	—	232,018	9,487,216	—	—

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John Riccitiello	3/28/17(18)	3,900,752	3,698,196	—	4.03	3/27/27	—	—	—	—
	4/7/19(18)	1,210,000	1,201,135	—	11.28	4/6/29	—	—	—	—
	6/4/20(19)	875,000	350,000	525,000	19.62	6/3/30	—	—	—	—
	6/4/20(20)	437,500	—	—	—	—	262,500	10,733,625	—	—
	3/3/21(21)	159,862	53,287	106,575	102.80	3/3/31	—	—	—	—
	3/3/21(21)	53,288	—	—	—	—	35,526	1,452,658	—	—
	3/4/22(8)	94,167	47,083	47,084	89.01	3/4/32	—	—	—	—
	3/4/22(8)	94,167	—	—	—	—	47,084	1,925,265	—	—
Tomer Bar-Zeev	1/17/21(22)	761,028	697,292	63,736	28.79	1/16/31	—	—	—	—
	11/7/22(23)	54,359	16,987	37,372	22.32	7/7/32	—	—	—	—
	11/7/22(23)	20,385	—	—	—	—	14,950	611,306	—	—
	11/30/22(26)	272,000	—	—	—	—	272,000	11,122,080	—	—
	11/27/23(10)	165,727	—	165,727	28.13	11/27/33	—	—	—	—
	11/27/23(10)	198,873	—	—	—	—	198,873	8,131,917	—	—
Clive Downie	5/5/15(18)	1,600,000	346,626	—	1.43	5/5/25	—	—	—	—
	3/28/17(18)	100,000	100,000	—	4.03	3/27/27	—	—	—	—
	3/13/19(18)	200,000	200,000	—	8.95	3/12/29	—	—	—	—
	3/6/20(18)	100,000	100,000	—	17.67	3/5/30	—	—	—	—
	3/3/21(24)	55,337	33,202	22,135	102.80	3/3/31	—	—	—	—
	3/3/21(24)	18,446	—	—	—	—	7,379	301,727	—	—
	3/4/22(8)	32,596	16,298	16,298	89.01	3/4/32	—	—	—	—
	3/4/22(8)	32,596	—	—	—	—	16,298	666,425	—	—
	6/6/23(7)	77,319	11,275	66,044	35.84	6/6/33	—	—	—	—
	6/6/23(25)	115,979	—	—	—	—	101,482	4,149,599	—	—
1.All of the option awards were granted under the 2009 Stock Plan, 2019 Stock Plan, 2020 Plan, 2013 ironSource Plan, 2021 ironSource Plan and 2021 Share Incentive Plan and are subject to continued service through each vesting date, unless otherwise noted, and to acceleration of vesting upon certain events as further described below under “—Potential Payments Upon Termination or Change in Control.”
2.All RSUs were granted under the 2019 Stock Plan, the 2020 Plan, the 2013 ironSource Plan or the 2021 ironSource Plan.
3.Calculated using $40.89, which was the closing price of our common stock on December 29, 2023.
4. 50% of the total shares subject to the award vested on February 25, 2024 and the remaining 50% vest on May 25, 2024.
5. 50% of the total shares subject to the award vested on April 5, 2024 and 50% of the shares vest on April 5, 2025.
6. 25% of the total shares subject to the award vested on April 5, 2022, and the remainder vest quarterly thereafter for 3 years.
7.The total shares subject to the award vest over 4 years from the grant date, with 1/48th of the shares vesting each month.
8. 25% of the total shares subject to the award vested on each of November 25, 2022 and November 25, 2023, and 25% shall vest on each of November 25, 2024, and November 25, 2025.
9.Represents the number of shares eligible to vest with respect to the PVUs assuming achievement of each of the stock price goals. Actual number of shares eligible to vest may be less than the amount reported in this column. The PVUs will vest on the first date upon which both the stock price requirement and the time-based service requirement are satisfied as further described above under “—Price Vested Units (PVUs) and Special RSU Grant.”
10. 25% of the total shares subject to the award vest on May 25th of each year for four years beginning on May 25, 2024.
11. 6.25% of the total shares subject to the award vest quarterly for four years beginning on February 25, 2024.
12.The total shares subject to the award vest over 4 years, 25% vested on February 22, 2023 and 1/48th of the shares vest monthly thereafter for 3 years.
13. 25% of the total shares subject to the award vested on February 25, 2023 and 6.25% vest quarterly thereafter through February 25, 2026.

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14. 25% of the total shares subject to the award vested on November 25, 2023 and the remainder vest monthly thereafter for 3 years.
15. 25% of the total shares subject to the award vested on November 25, 2023 and the remainder vest quarterly thereafter for 3 years.
16. 25% of the total shares subject to the award vested on February 22, 2022 and an additional 1/48th vest monthly thereafter for 3 years.
17. 12.5% of the total shares subject to the award vested on November 25, 2021, 12.5% on May 25, 2022, and an additional 6.25% vest quarterly thereafter.
18.Fully vested.
19. 20% of the total shares subject to the award vested on each March 31, 2022 and March 31, 2023, and 30% vest on each of March 31, 2024 and March 31, 2025.
20. 20% of the total shares subject to the award vested on each of May 25, 2022 and May 25, 2023, and 30% vest on each of May 25, 2024 and May 25, 2025.
21.One-third of the total shares subject to the award vested on November 25, 2023, and one-third vest on each of November 25, 2024 and November 25, 2025.
22. 33% of the total shares subject to the award vested on January 17, 2022, with the remaining 67% vesting in equal quarterly installments over a two-year period through January 17, 2024.
23.The total shares subject to the award vest quarterly over a four-year period beginning on July 7, 2022 through July 7, 2026.
24. 30% of the total shares subject to the award vested on each of November 25 of 2022 and 2023, and 40% vest on November 25, 2024.
25. 6.25% of the total shares subject to the award vest quarterly for four years beginning on May 25, 2023.
26. 50% of the total shares subject to the award vest on November 7, 2024, and the remainder vests in equal quarterly installments thereafter for one year.

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EXECUTIVE COMPENSATION
OPTIONS EXERCISED AND STOCK VESTED IN 2023
The following table shows for the year ended December 31, 2023, certain information regarding option exercises and stock vested for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

James M. Whitehurst	—	—	—	—
Luis Visoso	—	—	89,487	2,672,637
Carol Carpenter	—	—	130,868	3,907,929
Anirma Gupta	—	—	85,564	2,468,521
Marc Whitten	—	—	76,987	2,296,856
John Riccitiello	8,865	163,293	128,804	3,560,245
Tomer Bar-Zeev	—	—	5,435	177,451
Clive Downie	—	—	48,180	1,432,539
1.The value realized on exercise is based on the difference between the closing market price of our common stock on the date of exercise and the applicable exercise price of those options multiplied by the number of shares underlying the options.
2.The value realized on vesting is based on the number of shares of our common stock underlying the RSU awards that vested multiplied by the closing market price of our common stock on the vesting date.
PENSION BENEFITS
Other than with respect to our 401(k) plan, our U.S. employees, including our U.S.-based Named Executive Officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement. Because Mr. Bar-Zeev is based in Israel, he received a government-required payment during his service to a fund owned by the Company which transfers upon termination to the employee. The contributions to this fund made by the Company on Mr. Bar-Zeev’s behalf in 2023 are reported in the “All Other Compensation” column of the Summary Compensation Table.
NONQUALIFIED DEFERRED COMPENSATION
During 2023, our U.S. employees, including our Named Executive Officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

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EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As of December 31, 2023, each of our Named Executive Officers, other than Messrs. Whitehurst, Riccitiello, and Bar-Zeev were eligible for severance benefits pursuant to, the applicable Executive Severance Plan, as defined and further described above under “Agreements with our Named Executive Officers—Executive Severance Agreements and Change in Control Benefits.” In addition, each of our Named Executive Officers hold equity awards that are subject to the terms of the equity incentive plan and award agreement thereunder under which such awards were granted. The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the Named Executive Officers serving as of the end of the year ending December 31, 2023. For a description of the amounts actually payable to Messrs. Riccitiello, Bar-Zeev and Downie in connection with each of their separations from the Company, please see “—Agreements with our Named Executive Officers” above. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of the year ending December 31, 2023 using the closing market price of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

	Qualified Termination Event in Connection with a Change in Control(1)				Qualified Termination Event Not in Connection with a Change in Control(1)				Death ($)(2)

Name	Cash Severance ($)(3)	Employer Paid Contributions to Health Insurance ($)(4)	Equity Acceleration ($)(5)	Total ($)	Cash Severance ($)(6)	Employer Paid Contributions to Health Insurance ($)(7)	Equity Acceleration ($)	Total ($)	Equity Acceleration ($)(2)

James M. Whitehurst	—	—	—	—	—	—	—	—	—
Luis Visoso	800,000	20,295	25,095,792	25,916,087	600,000	10,147	—	610,147	25,095,792
Carol Carpenter	665,000	18,302	12,168,927	12,852,229	475,000	9,151	—	484,151	12,168,927
Anirma Gupta	665,000	28,424	16,585,925	17,279,349	475,000	14,212	—	489,212	16,585,925
Marc Whitten	800,000	26,429	23,690,198	24,516,627	600,000	13,214	—	613,214	23,690,198
Tomer Bar-Zeev(8)	827,700	38,815	13,198,590	14,065,105	N/A	N/A	N/A	N/A	23,445,183
1.Mr. Whitehurst is not entitled to any severance in connection with a Qualified Termination Event. For Mr. Bar-Zeev, a “Qualified Termination Event” includes is a termination other than for cause or a resignation for good reason, and if such event occurs within 36 months after a change in control it is considered “in connection with” such change in control. For the other Named Executive Officers, a “Qualified Termination Event” is generally a termination other than for cause (as defined in the Executive Severance Plans), death or disability, or a resignation for good reason. Such event that occurs within three months prior or the twelve months following a change in control is considered occurring “in connection with” such change in control for purposes of each of the named executive officer’s severance benefits listed above. Amounts reflected in this table assume that awards are assumed, continued, or substituted for in the event of a change in control. Any awards not so assumed, continued or substituted for in connection with a change in control are accelerated and vest in full immediately prior to a change in control, regardless of whether or not the named executive officer is terminated.
2.Represents full equity acceleration of all unvested time-based equity awards upon death of a named executive officer who has provided service to the Company for 1 year, or 50% acceleration if less than 1 year, pursuant to the terms of the applicable award documentation provided to named executive officers under the 2020 Stock Plan, 2019 Stock Plan or 2009 Stock Plan, as applicable. Per ASC 718, the value of accelerated stock options is the aggregate spread between $40.89, the closing price of our common stock on December 29, 2023, and the exercise prices of the accelerated stock options, if less than $40.89, and the value of accelerated RSU awards is calculated by multiplying the number of shares subject to acceleration by $40.89. The amount reported in this column does not include any value with respect to the acceleration of outstanding PVUs, for which the applicable vesting conditions would not have been satisfied assuming a termination due to death as of December 31, 2023. Upon the termination of a Named Executive Officer’s service due to his or her death, with respect to any PVU vesting tranche for which the applicable stock price hurdle has been achieved, but for which the continued service requirement has not been satisfied, prior to the termination date, the continued service requirement will be deemed satisfied as of the termination date in full, for a Named Executive Officer who has provided service to the Company for 1 year, or at 50% for a Named Executive Officer who has provided service to the Company for less than 1 year, pursuant to the terms of the PVU Agreements under the 2020 Plan. All other PVUs will be forfeited.
3.Represents (i) a lump-sum payment equal to 12 months of base salary, and (ii) the participant’s annual target bonus in effect immediately prior to termination, or, if higher, immediately prior to the change in control.

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4.Represents 12 months of employer-paid contributions to health insurance.
5.Represents accelerated vesting of 100% of the named executive officer’s then-outstanding time-based equity awards. Per SEC rules, the value of accelerated stock options is the aggregate spread between $40.89, the closing price of our common stock on December 29, 2023, and the exercise prices of the accelerated stock options, if less than $40.89, and the value of accelerated RSU awards is calculated by multiplying the number of shares subject to acceleration by $40.89. The amount reported in this column does not include any value with respect to the acceleration of outstanding PVUs, for which the applicable vesting conditions would not have been satisfied assuming a Qualified Termination Event in connection with a Change in Control as of December 29, 2023 (and a per-share transaction price of $40.89). In the event that a Change in Control occurs during the performance period applicable to any outstanding PVU awards, the PVUs subject to a vesting tranche will be eligible to vest following the Change in Control subject to the continued service requirement, but only to the extent that (i) the stock price hurdle for such vesting tranche has been satisfied prior to the date of such Change in Control or (ii) the per-share transaction price exceeds the applicable stock price hurdle for such vesting tranche in connection with such Change in Control (any such vesting tranche that satisfies the stock price hurdle prior to or in connection with such Change in Control, an “Eligible Vesting Tranche”). Any vesting tranche that is not an Eligible Vesting Tranche will be forfeited without consideration as of the date of such Change in Control. If a named executive officer experiences a Qualified Termination Event in connection with a Change in Control, any Eligible Vesting Tranche will become fully vested as of the date of the Qualified Termination Event.
6.Represents (i) six months of base salary and (ii) the participant’s annual target bonus in effect immediately prior to termination, prorated for the days of service provided in the year of termination.
7.Represents six months of employer-paid contributions to health insurance.
8.For purposes of Mr. Bar-Zeev’s Employment Arrangement, the ironSource Merger constituted a change of control, discussed above under “Agreements With our Named Executive Officers—Agreements with Tomer Bar-Zeev.”

CEO Pay Ratio
The combined fiscal year 2023 annual total compensation of our two Named Executive Officers who served as CEO during 2023 (our former CEO, John Riccitiello, and our interim CEO, James Whitehurst) totaled $33,325,612 as detailed in the Summary Compensation Table. The 2023 annual total compensation of our median compensated employee totaled $148,622. This resulted in a ratio of 224 to 1. As disclosed above, the total compensation for Mr. Riccitiello includes the incremental stock-based compensation expense the Company recognized in connection with the continuation of his vesting for six months following his retirement and the extension of the post-termination exercise period of his stock option awards, such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him. Excluding the value associated with the modification of Mr. Riccitiello’s equity awards, the ratio would have been 44 to 1.
In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to utilize the same median employee that we had identified in 2022 to calculate our 2023 CEO pay ratio. To identify the median employee, we took into account target annual base salary, target cash incentive bonus or target commission, and the grant value of equity compensation. Once we identified the median compensated employee, total cash and equity compensation was calculated using the same guidelines as the Summary Compensation Table. We looked at our population as of calendar year end, December 31, 2022. This included all of our employees, except our CEO, regardless of full-time or part-time status, but excluded contingent workers, students, and interns. Any employees whose pay was in a currency other than USD was converted to USD using a foreign exchange rate as of December 29, 2022. The final population included 7,610 employees for this analysis.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with the Company’s performance, refer to “Compensation Discussion & Analysis” above.

Pay vs. Performance Disclosure(1)
							Value of Fixed $100 Investment Based On:		(in thousands)
Year	Summary Compensation Table Total for First PEO(2) ($)	Compensation Actually Paid for First PEO(3) ($)	Summary Compensation Table Total for Second PEO(2) ($)	Compensation Actually Paid for Second PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid for Non-PEO NEOs(5) ($)	Unity TSR(6) ($)	S&P 500 I.T. Sector TSR(7) ($)	Unity Net Income (Loss)(8) ($)	Unity Revenue (9)(10) ($)
2023	27,130,731	13,547,993	6,194,881	8,432,881	9,064,060	18,648,904	60	173	(826,322)	2,187,317
2022	11,805,430	(213,136,090)	0	0	21,787,435	(3,571,284)	42	111	(919,488)	1,391,034
2021	12,501,471	(17,400,715)	0	0	17,015,624	10,716,783	209	156	(532,607)	1,110,526
2020	22,001,733	682,364,174	0	0	4,309,810	90,477,822	225	117	(282,308)	772,445
*Total Shareholder Return is shown as “TSR” in the table above.
1.Our first principal executive officer (“PEO”) for 2020 through 2023 was John Riccitiello. Our second PEO for 2023 was James Whitehurst. Our other, non-PEO, named executive officers (NEOs) for 2020 were Ralph Hauwert and Ingrid Lestiyo. Our other, non-PEO, NEOs for 2021 were Luis Visoso, Kimberly Jabal, Marc Whitten, Ingrid Lestiyo, Ralph Hauwert, and Clive Downie. Our other, non-PEO, NEOs for 2022 were Luis Visoso, Carol Carpenter, Anirma Gupta, and Marc Whitten. Our other, non-PEO, NEOs for 2023 were Luis Visoso, Carol Carpenter, Anirma Gupta, Clive Downie, Tomer Bar-Zeev, and Marc Whitten.
2.The dollar amounts reported under Summary Compensation Table Total for First PEO and Summary Compensation Table Total for Second PEO are the amounts of total compensation reported for Mr. Riccitiello and for Mr. Whitehurst for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
3.The dollar amounts reported under Compensation Actually Paid (“CAP”) for First PEO and Compensation Actually Paid Total for Second PEO represent the “compensation actually paid” to Mr. Riccitiello and to Mr. Whitehurst, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Riccitiello or Mr. Whitehurst. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Riccitiello’s and Mr. Whitehurst’s total compensation to determine the compensation actually paid in the applicable year:

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PEO "CAP" Calculation Detail
	First PEO(c)				Second PEO
Compensation Element	2020	2021	2022	2023	2023
SCT Reported Total Compensation	$22,001,733	$12,501,471	$11,805,430	$27,130,731	$6,194,881
Aggregate SCT Reported Equity Compensation (-)(a)	($21,157,519)	($11,503,221)	($11,425,414)	($26,750,715)	($5,940,000)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)(b)(i)	$186,322,120	$20,244,142	$2,647,018	$0	$8,178,000
Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)(b)(ii)	$285,950,938	($21,832,049)	($166,177,226)	$9,748,047	$0
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)(b)(iii)	$0	$0	$1,137,021	$0	$0
Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)(b)(iv)	$209,246,902	($16,811,058)	($51,122,919)	$3,419,930	$0
"Compensation Actually Paid" Determination	$682,364,174	($17,400,715)	($213,136,090)	$13,547,993	$8,432,881
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Note, adjustments inapplicable to the covered executive are not reflected in the chart above. The valuation assumptions used to calculate the fair values did not materially differ from those disclosed at the time of grant.
c.Additional valuations were performed to capture the modifications of the First PEO's awards.
4.    The dollar amounts reported under Average Summary Compensation Table Total for Non-PEO NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEOs) in the “Total” column of the Summary Compensation Table in each applicable year.
5.    The dollar amounts reported under Average Compensation Actually Paid for Non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEOs), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Riccitiello and Mr. Whitehurst) during the applicable year. The following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Riccitiello and Mr. Whitehurst) for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

Average Non-PEO NEOs "CAP" Calculation Detail
	Year
Compensation Element	2020	2021	2022	2023
SCT Reported Total Compensation	$4,309,810	$17,015,624	$21,787,435	$9,064,060
Aggregate SCT Reported Equity Compensation (-)	($3,652,913)	($16,013,377)	($21,340,447)	($8,563,091)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$40,050,353	$18,902,371	$12,080,932	$12,126,352
Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	$38,488,294	($9,078,025)	($12,104,442)	$5,342,022
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$0	$1,487,396	$948,478	$125,055
Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	$11,282,278	($1,597,206)	($4,943,240)	$554,506
"Compensation Actually Paid" Determination	$90,477,822	$10,716,783	($3,571,284)	$18,648,904

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6.    Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. For purposes of the Company’s 2020 cumulative total shareholder return, the measurement period begins at the Company’s September 2020 initial public offering.
7.     Weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Information Technology Sector Index.
8.     The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
9.     The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year.
10.     As noted in the "Compensation Discussion & Analysis" above, this measure is one of two evenly weighted corporate performance metrics (along with Adjusted EBITDA Margin) for the Cash Incentive Bonus Plan for 2023.

Relationship Disclosures
Our Human Capital and Compensation Committee reviews a variety of Company-wide and individual factors to link executive compensation actually paid with Company and executive performance. To promote strong pay-for-performance orientation when setting executive pay levels, the Human Capital and Compensation Committee considers the Company's absolute and relative total shareholder return, short- and long-term business outlook, including income and revenue growth, and the broader market environment.
The following graphs set forth the relationships between the Company’s cumulative total shareholder return relative to peer comparators, as well as compensation actually paid relative to the Company’s total shareholder return, net income (loss), and revenue over the last four completed fiscal years. Note that the Human Capital and Compensation Committee assesses target compensation and potentially realizable compensation in addition to compensation actually paid to maintain a holistic understanding of executive total compensation packages.

CAP vs. Net Income (Loss)
$750M
$500M
$250M
$0M
-$250M
Compensation Actually Paid
$0M
-$250M
-$500M
-$750M
-$1000M
Net Income (Loss)
2020
2021
2022
2023
Year
Compensation Actually Paid for First PEO
Average Compensation Actually Paid for Non-PEO NEOs
Compensation Actually Paid for Second PEO
Net Income (Loss)

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EXECUTIVE COMPENSATION

Performance Metrics to Link Executive Compensation Actually Paid with Company Performance
Provided below are the most important measures used to link compensation actually paid with the Company’s performance during the most recently completed fiscal year:
kAdjusted EBITDA Margin; and
kRevenue.
See the “Compensation Discussion & Analysis” above and published in our historical proxy statements for additional detail on executive compensation actions. The compensation value ultimately realized by our Named Executive Officers remains subject to significant variation over time, including, for example, as a result of forfeiture of unvested awards prior to vesting or variation in stock price prior to award monetization.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
NON-EMPLOYEE DIRECTOR COMPENSATION
The following table shows for the year ended December 31, 2023, certain information with respect to the compensation of all non-employee directors of the Company. Mr. Whitehurst, Mr. Bar-Zeev, and Mr. Riccitiello are or were executive officers and did not receive any additional compensation for service on our Board.

Director	Cash Awards ($)(1)	Stock Awards ($)(2)	Total ($)

Roelof Botha(3)	—	320,000	320,000
Mary Schmidt Campbell, Ph.D.	125,000	185,000	310,000
Shlomo Dovrat	—	295,000	295,000
Egon Durban	110,000	185,000	295,000
David Helgason	100,000	185,000	285,000
David Kostman	50,000	245,000	295,000
Michelle Lee	110,000	185,000	295,000

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EXECUTIVE COMPENSATION

Barry Schuler	50,000	260,000	310,000
Robynne Sisco	50,000	260,000	310,000
Keisha Smith	60,000	235,000	295,000
1.The amounts disclosed represent a mix of, as applicable, (i) an annual cash retainer, (ii) an annual cash award, and (iii) a committee retainer grant. Such amounts vest on the earlier of our 2024 Annual Meeting or June 5, 2024, awarded pursuant to our Non-Employee Director Compensation Policy described below to our non-employee directors. Mr. Botha and Mr. Dovrat each elected to receive all such compensation in RSUs, and accordingly received RSUs that vest on the earlier of our 2024 Annual Meeting or June 5, 2024, subject to continuous service.
2.The amounts disclosed represent the aggregate grant date fair value of the RSUs granted to our non-employee directors during 2023 under our 2020 Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs reported in the Stock Awards column are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the restricted stock units, or the sale of any common stock acquired under such restricted stock units.
3.Excludes 1,132 restricted stock units granted to Mr. Botha on June 22, 2023, in lieu of a cash award of $50,000 which was granted on June 2, 2022 and vested in full on the first anniversary of the date of grant. In lieu of settlement of the cash award, Mr. Botha received a grant of restricted stock units, with the number of shares underlying the restricted stock units determined based on a per share price of $44.15, the closing price of the Company’s common stock on the NYSE on the grant date of the cash award. Such restricted stock units granted to Mr. Botha immediately vested in full. The grant date fair value of this award was $49,978.
The aggregate number of shares subject to option awards and stock awards held by the directors listed in the table above as of December 31, 2023 was as follows:

Director	Number of Shares Subject to Outstanding Options as of December 31, 2023	Number of Shares Subject to Outstanding RSUs as of December 31, 2023

Roelof Botha	—	9,216
Mary Schmidt Campbell, Ph.D.	—	5,328
Shlomo Dovrat	—	19,258
Egon Durban	—	5,328
David Helgason	—	5,328
David Kostman	51,192	17,818
Michelle Lee	—	7,098
Barry Schuler	—	7,488
Robynne Sisco	29,753	7,488
Keisha Smith	—	7,703
Non-Employee Director Compensation Policy
We annually review our corporate governance policies, including our non-employee director compensation policy (“the Policy”). In March 2022, in consultation with our compensation consultant, Semler Brossy, we amended and restated the Policy, which became effective immediately and was in effect for all awards granted in 2022 and 2023. These changes made in 2022 were intended to ensure competitiveness and alignment with market practice. Pursuant to this policy, non-employee directors were eligible to receive the compensation described below.

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EXECUTIVE COMPENSATION
2023 Annual Grant and Cash Election
At the close of business on the date of our 2023 annual meeting of stockholders, each non-employee director was automatically granted an RSU award covering the number of shares of our common stock equal to (i) $235,000 minus such non-employee director’s Annual Cash Election (as defined below), if any, divided by (ii) the closing sales price per share of our common stock on the date of the applicable annual meeting. Each annual grant will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date. Each director was also automatically granted a cash award of $50,000, unless the director elected to receive it in RSUs. The annual cash retainer grant (or RSU award elected in lieu thereof, if applicable) will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting of stockholders following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date. Non-employee directors could elect to receive up to $50,000 of the value of the annual grant in the form of a cash payment (any such amount that is elected if referred to as the “Annual Cash Election”).

2024 Annual Grant and Cash Election
In September 2023, we again reviewed the Policy with Semler Brossy and amended and restated the Policy, which became effective immediately and will be in effect for all awards granted in 2024. These changes were intended to simplify the payments made to our non-employee directors, although did not change the total amount of compensation.
At the close of business on the date of our 2024 annual meeting of stockholders, each non-employee director will automatically be granted an RSU award covering the number of shares of our common stock equal to (i) $285,000 minus such non-employee director’s Annual Cash Election (as defined below), if any, divided by (ii) the closing sales price per share of our common stock on the date of the applicable annual meeting. Each annual grant will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date. Each director may elect, prior to the calendar year end, to receive up to $100,000 in cash rather than in RSUs. Any such annual cash retainer grant will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting of stockholders following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date.
Committee Retainer Grant
At the close of business on the date of each annual meeting of stockholders, each non-employee director will automatically be granted an RSU award covering the number of shares of our common stock equal to (i) the Total Retainer (as defined below) divided by (ii) the closing sales price per share of our common stock on the date of the applicable annual meeting, rounded down to the nearest whole share. Each retainer grant will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date. Prior to amending the Policy in September 2023, non-employee directors could elect to receive all or a portion of the Committee Retainer Grant in the form of a cash payment.
The “Total Retainer” is the sum of the following retainer fees, as applicable with respect to such non-employee director, measured as of the date of the retainer grant:

Committee Chair:	$25,000
Committee Member:	$10,000
Lead Independent Director:	$25,000

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EXECUTIVE COMPENSATION
Initial Grant
In addition, under the non-employee director compensation policy each non-employee director elected or appointed to our Board will automatically, upon the date of his or her initial election or appointment as a non-employee director (or, if such date is not a business day, the first business day thereafter), be granted an RSU award covering the number of shares of our common stock equal to (i) $400,000 divided by (ii) the closing sales price per share of our common stock on the applicable grant date, rounded down to the nearest whole share. Each initial grant will vest in a series of successive equal quarterly installments over the three-year period measured from the applicable grant date, subject to the non-employee director’s continuous service through each vesting date.
Acceleration upon a Change in Control or In the Event of Death
The non-employee director compensation policy provides that for each non-employee director who remains in continuous service with us until immediately prior to the closing of a Change in Control (as defined in the 2020 Plan), the shares subject to his or her then-outstanding equity awards that were granted pursuant to the non-employee director compensation policy, as well as any other then-outstanding equity awards then held by such non-employee director, and any Cash Amount elected in lieu of a portion of an annual grant, will become fully vested (and in the case of the Cash Amount, payable) immediately prior to the closing of such Change in Control.
In addition, if a non-employee director’s continuous service terminates because of their death (i) within the first year of continuous service, then 50% of any RSU award held by such non-employee director shall vest and become payable effective as of immediately prior to the effective time of such termination or (ii) on or after the first year of their continuous service, then 100% of any RSU award held by such non-employee director shall vest and become payable effective as of immediately prior to the effective time of such termination (the “Death Benefit”). The Death Benefit only applies to awards outstanding under the 2020 Equity Incentive Plan and not the ironSource Plans. If the non-employee director elected a Retainer Cash Election or Annual Cash Election and their continuous service terminates because of their death (i) within the first year of continuous service, then 50% of the Retainer Cash Election and/or Annual Cash Election, as applicable, shall be paid to their legal representative within ten (10) business days of the effective time of termination or (ii) on or after the first year of their continuous service, then 100% of the Retainer Cash Election and/or Annual Cash Election, as applicable, shall be paid to their legal representative within ten (10) business days of the effective time of termination.
Expenses
We will also continue to reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board and committee meetings.

69 à Unity Software à 2024 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
Our Board adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or, if appropriate, ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
CERTAIN RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2023 and each currently proposed transaction in which:
kWe have been or are to be a participant;
kThe amounts involved exceeded or will exceed $120,000; and
kAny of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

70 à Unity Software à 2024 Proxy Statement

PIPE TRANSACTION
In July 2022 we entered into an investment agreement (the “Investment Agreement”) with certain entities affiliated with Silver Lake and Sequoia Capital (collectively, the “PIPE Investors”), which hold more than 5% of our outstanding capital stock and are affiliated with members of our Board, relating to the issuance and sale to the PIPE Investors of $1,000,000,000 in aggregate principal amount of our 2.0% Convertible Senior Notes due 2027 (the “2027 Notes” and such transaction, the “PIPE Transaction”). The PIPE Transaction closed pursuant to the terms of the Investment Agreement upon the closing of our merger with ironSource in November 2022. The 2027 Notes are governed by an indenture, dated November 8, 2022, between us and U.S Bank Trust Company, National Association, as trustee. As of December 31, 2023 there was $1,000,000,000 in aggregate principal amount outstanding and we paid $20,388,889 in interest in 2023.
INVESTOR RIGHTS AGREEMENT
We are party to an amended and restated Investor Rights Agreement (“IRA”), with certain holders of its capital stock, including entities affiliated with Sequoia Capital, DFJ Growth, and Silver Lake, which each hold greater than 5% of our outstanding capital stock and/or are affiliated with members of the Board. The IRA provides the certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

71 à Unity Software à 2024 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Unity Software Inc. Direct your written request to Investor Relations at ir@unity3d.com or call 1-800-579-1639. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

72 à Unity Software à 2024 Proxy Statement

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Anirma Gupta
Senior Vice President, Chief Legal Officer and Corporate Secretary
Unity Software Inc.
San Francisco, CA
April 18, 2024

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2023 is available without charge upon written request to: Corporate Secretary, Unity Software Inc., 30 3rd Street, San Francisco, CA 94103.

73 à Unity Software à 2024 Proxy Statement

Unity®

SCAN TO
VIEW MATERIALS & VOTE

HOW TO VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V28989-P04463 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

UNITY SOFTWARE INC.

The Board of Directors recommends you vote FOR ALL the following nominees:

	For All	Withhold All	For All Except
1. To elect each of the Board of Directors' four nominees for director named in the accompanying proxy statement, to serve as a Class I member of the Board of Directors until the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Roelof Botha
02) David Helgason
03) David Kostman
04) Michelle K. Lee

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Your proxy holder will also vote in their discretion on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V28990-P04463

UNITY SOFTWARE INC.
Annual Meeting of Stockholders
June 5, 2024 10:00 AM, Pacific Time
This Proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Luis Visoso, Anirma Gupta, and Nora Go, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITY SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, Pacific Time on June 5, 2024 at www.virtualshareholdermeeting.com/U2024, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE